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                                                                Exhibit 2.01


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                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             UNICAPITAL CORPORATION
                            (a Delaware corporation),

                             USTEC ACQUISITION CORP.
                            (a Delaware corporation),

                                       and

                       UNITED STATES TURBINE ENGINE CORP.
                          (a Connecticut corporation),
                         James K. Neff, Carmit P. Neff,
                             and Randall P. Fiorenza



                            Dated as of July 27, 1998



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




                                Table of Contents

                                                                                                               Page
                                                                                                               ----


1.       The Merger...............................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Closing.........................................................................................2
         1.3      Effective Time..................................................................................2
         1.4      Certificate of Incorporation, Bylaws, Board of Directors and Officers of the Surviving
                  Corporation.....................................................................................2
         1.5      Effects of the Merger...........................................................................3
         1.6      Further Assurances..............................................................................3

2.       MERGER CONSIDERATION.....................................................................................3
         2.1      Conversion of Capital Stock, Merger Consideration...............................................3
         2.2      Exchange Procedures.............................................................................3
         2.3      Earn-Out Consideration..........................................................................4

3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE....................................................5
         3.1      Computation.....................................................................................5
         3.2      Disputes........................................................................................6
         3.3      Stockholders' Representative....................................................................7

4.       INDEMNITY HOLDBACK.......................................................................................8
         4.1      Creation of Escrow Holdback.....................................................................8
         4.2      Duration and Terms..............................................................................8
         4.3      Voting and Investment...........................................................................9

5.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...........................................................9
         5.1      Corporate Existence.............................................................................9
         5.2      Corporate Power; Authorization; Enforceable Obligations.........................................9
         5.3      Authority; Validity of Contemplated Transactions................................................9
         5.4      Capital Stock and Ownership....................................................................10
         5.5      Transactions in Capital Stock..................................................................10
         5.6      No Bonus Shares................................................................................10
         5.7      Subsidiaries...................................................................................10
         5.8      Predecessor Status; etc........................................................................10
         5.9      Spin-offs by Companies.........................................................................10
         5.10     No Third Party Options.........................................................................11
         5.11     Financial Statements...........................................................................11
         5.12     Liabilities and Obligations....................................................................12
         5.13     Accounts and Notes Receivable..................................................................12
         5.14     Permits........................................................................................13
         5.15     Real and Personal Property.....................................................................13
         5.16     Contracts and Commitments......................................................................14
         5.17     Government Contracts...........................................................................15

         5.18     Real Property..................................................................................16
         5.19     Insurance......................................................................................16
         5.20     Employees......................................................................................16
         5.21     Employee Benefit Plans and Arrangements........................................................16
         5.22     Compliance with Law; Authorizations............................................................17
         5.23     Transactions With Affiliates...................................................................17
         5.24     Litigation.....................................................................................17
         5.25     Restrictions...................................................................................18
         5.26     Taxes..........................................................................................18
         5.27     Intellectual Property Matters..................................................................19
         5.28     Completeness...................................................................................20
         5.29     Existing Condition.............................................................................20
         5.30     Deposit Accounts; Powers of Attorney...........................................................21
         5.31     Books of Account...............................................................................22
         5.32     Environmental Matters..........................................................................22
         5.33     No Illegal Payments............................................................................23
         5.34     Leases.........................................................................................23
         5.35     Lease Funding..................................................................................26
         5.36     Inventory......................................................................................26
         5.37     Product Liability Claims.......................................................................26
         5.38     Service Companies..............................................................................26
         5.39     Independent Contractors........................................................................26
         5.40     UniCapital Prospectus; Securities Representations..............................................26
         5.41     Disclosure.....................................................................................27

6.       REPRESENTATIONS OF UNICAPITAL AND NEWCO.................................................................27
         6.1      Corporate Existence............................................................................27
         6.2      UniCapital Stock...............................................................................27
         6.3      Corporate Power and Authorization..............................................................28
         6.4      No Conflicts...................................................................................28
         6.5      Litigation.....................................................................................28

7.       COVENANTS...............................................................................................28
         7.1      Pre-Closing Covenants..........................................................................28
         7.2      Post-Closing Covenants.........................................................................33

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS.................................34
         8.1      Representations and Warranties; Performance of Obligations.....................................34
         8.2      Employment Agreements..........................................................................34
         8.3      HSR Act........................................................................................34
         8.4      Repayment of Stockholder Loans.................................................................34

9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND NEWCO.............................................35
         9.1      Representations and Warranties; Performance of Obligations.....................................35
         9.2      No Litigation..................................................................................35

         9.3      Examination of Financial Statements............................................................35
         9.4      No Material Adverse Change.....................................................................35
         9.5      Regulatory Review..............................................................................35
         9.6      Stockholders' Release..........................................................................36
         9.7      Employment Agreement...........................................................................36
         9.8      Opinion of Counsel.............................................................................36
         9.9      Consents and Approvals.........................................................................37
         9.10     Good Standing Certificates.....................................................................37
         9.11     HSR Act........................................................................................37
         9.12     Due Diligence..................................................................................37

10.      INDEMNIFICATION; SURVIVAL...............................................................................37
         10.1     General Indemnification by Stockholders........................................................37
         10.2     Specific Indemnification by Stockholders.......................................................38
         10.3     Indemnification by UniCapital and Newco........................................................38
         10.4     Third Party Claims.............................................................................38
         10.5     Limitations on Indemnification.................................................................39
         10.6     Survival of Representations and Warranties.....................................................40

11.      TERMINATION OF AGREEMENT................................................................................41
         11.1     Termination by UniCapital......................................................................41
         11.2     Termination by the Stockholders................................................................41
         11.3     Automatic Termination..........................................................................42

12.      NONCOMPETITION AND NONSOLICITATION......................................................................42
         12.1     Noncompetition.................................................................................42
         12.2     Damages........................................................................................43
         12.3     Reasonable Restraint...........................................................................43
         12.4     Severability; Reformation......................................................................43
         12.5     Independent Covenant...........................................................................43
         12.6     Materiality....................................................................................43

13.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION...............................................................43
         13.1     Stockholders...................................................................................43
         13.2     UniCapital.....................................................................................44
         13.3     Damages........................................................................................44

14.      FEDERAL SECURITIES AND CONTRACTUAL RESTRICTIONS ON UNICAPITAL STOCK.....................................44
         14.1     Investment Intent..............................................................................44
         14.2     Sales of UniCapital Stock......................................................................45
         14.3     Economic Risk Sophistication...................................................................45
         14.4     Information Supplied...........................................................................45

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
15.      SECURITIES LEGENDS......................................................................................46

16.      GENERAL.................................................................................................47
         16.1     Cooperation....................................................................................47
         16.2     Successors and Assigns.........................................................................47
         16.3     Entire Agreement...............................................................................47
         16.4     Counterparts...................................................................................47
         16.5     Brokers and Agents.............................................................................47
         16.6     Expenses.......................................................................................47
         16.7     Notices........................................................................................48
         16.8     Governing Law..................................................................................49
         16.9     Exercise of Rights and Remedies................................................................49
         16.10    Reformation and Severability...................................................................49
         16.11    Remedies Cumulative............................................................................50
         16.12    Captions, Interpretation.......................................................................50

17.      DEFINITIONS.............................................................................................50


ANNEX I   Form of Delaware Certificate of Merger

ANNEX II  Form of Connecticut Certificate of Merger

ANNEX III Allocation of Merger Consideration and Earn-Out Consideration

ANNEX IV  Form of Indemnity Escrow Agreement

ANNEX V   Form of Employment Agreement

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 27 day of July, 1998, among UniCapital Corporation, a Delaware corporation ("UniCapital"), USTEC Acquisition Corp., a Delaware corporation ("Newco"), United States Turbine Engine Corp., a Connecticut corporation (the "Company"), James K. Neff, Carmit P. Neff, and Randall P. Fiorenza. James K. Neff, Carmit P. Neff, and Randall P. Fiorenza are collectively referred to herein as the "Stockholders." Certain other capitalized terms used herein are defined in
Section 17 hereof.

         WHEREAS, the Stockholders own 1000 shares of common stock, in the aggregate, no par value per share, of the Company, constituting all issued and outstanding shares of capital stock of the Company;

         WHEREAS, Newco was incorporated on July 16, 1998 under the laws of the State of Delaware solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of UniCapital;

         WHEREAS, the Board of Directors of UniCapital, Newco and the Company have each determined that it is advisable and in the best interests of their respective stockholders to consummate, and have approved, the business combination transaction provided for herein in which the Company would be merged with and into Newco and Newco would survive and continue to be a wholly-owned subsidiary of UniCapital (the "Merger");

         WHEREAS, the respective Boards of Directors of UniCapital and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders, and UniCapital has approved this Agreement and the Merger as the sole stockholder of Newco;

         WHEREAS, UniCapital, Newco, the Company and the Stockholders desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



1.       THE MERGER

         1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into Newco in accordance with the Connecticut Business Corporation Act (the "CBCA") and the General Corporation Law of the State of Delaware (the "DGCL"). At the Effective Time, the separate existence of the Company shall cease and Newco shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). Newco and the Company are sometimes referred to herein as the "Constituent Corporations." As a result of the Merger, the outstanding shares of capital stock of the Constituent Corporations shall be converted or cancelled in the manner provided in Section 2. All references herein to the "Company", insofar as they relate to any period from and after the Merger, are intended to be references to Newco as the Surviving Corporation.

         1.2 CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 11, and subject to the satisfaction or waiver (where applicable) of the conditions set forth in Sections 8 and 9, the closing of the Merger (the "Closing") will take place at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, at 10:00 a.m., local time, on the second business day following satisfaction or waiver (where applicable) of the last remaining condition set forth in Sections 8 and 9, unless another date, time or place is agreed to in writing by the parties hereto (the "Closing Date"). At the Closing there shall be delivered to UniCapital, Newco and the Company the certificates and other documents and instruments required to be delivered under Sections 8 and 9.

         1.3 EFFECTIVE TIME. At the Closing, certificates of merger (each a "Certificate of Merger"; and together, the "Certificates of Merger"), in substantially the forms attached as Annex I and Annex II hereto, shall be duly prepared and executed by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware and the Secretary of State of the State of Connecticut, respectively (each, a "Secretary of State"; and together, the "Secretaries of State") for filing, as provided in Section 252 of the DGCL and Chapter 601, Section 33-819 of the CBCA, as soon as practicable on the Closing Date. The Merger shall become effective at the time of the filing of both Certificates of Merger with the Secretaries of State or such other time and date as specified therein (the date and time of such effectiveness being referred to herein as the "Effective Time").

         1.4 CERTIFICATE OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Upon the effectiveness of the Merger:

                  (a) the Certificate of Incorporation of Newco shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law;

                  (b) the Bylaws of Newco shall be the Bylaws of the Surviving Corporation and shall remain so until thereafter duly amended;

                  (c) in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, the Surviving Corporation shall have a Board of Directors consisting of three members, who shall be Robert J. New, Jonathan New and Martin Kalb commencing upon the effectiveness of the Merger and who shall hold office subject to the laws of the State of Delaware and the Certificate of Incorporation and Bylaws of the Surviving Corporation; and

                  (d) the officers of Newco immediately prior to the Closing Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until his successor is elected and qualified.

         1.5 Effects of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL and the CBCA.

         1.6 Further Assurances. Each party hereto will, either prior to or after the Effective Time, execute such further documents, instruments, deeds, bills of sale, assignments and assurances and take such further actions as may reasonably be requested by one or more of the others to consummate the Merger, to vest the Surviving Corporation with full title to all assets, properties, rights, approvals, immunities and franchises of either of the Constituent Corporations or to effect the other purposes of this Agreement.


2.       MERGER CONSIDERATION

         2.1 CONVERSION OF CAPITAL STOCK, MERGER CONSIDERATION.

                  (a) Upon the effectiveness of the Merger, all of the shares of capital stock of the Company which are issued and outstanding immediately prior to thc effectiveness of the Merger ("Company Stock") shall, by virtue of the Merger and without any action on the part of the holder thereof but subject to the effectiveness of the Merger, automatically be converted into the right to receive in the aggregate, without interest:

                           (i) $50,000,000.55 in cash,

                           (ii) 2,739,726 shares of the common stock, par value $.001 per share, of UniCapital ("UniCapital Stock") (the consideration referred to in clauses (i) and (ii) of this Section 2.l(a) is referred to in this Agreement as the "Closing Date Consideration" and the shares of UniCapital Stock which are to be distributed to the Stockholders on the Closing Date, subject to Section 4 hereof, are referred to in this Agreement as the "Merger Consideration Shares"), and

                           (iii) any Earn-Out Consideration as described in
         Section 2.3 to be distributed to the Stockholders within 45 days following the applicable Anniversary Date (as defined in Section 2.3(b)), all as finally determined in accordance with Section 2.3(e), in the percentages set forth on Annex III.

                  (b) The Closing Date Consideration and the Earn-Out Consideration are sometimes collectively referred to in this Agreement as the "Merger Consideration."

                  (c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of the common stock, par value $.01 per share, of Newco ("Newco Common Stock") shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate representing outstanding shares of Newco Common Stock shall at the Effective Time represent an equal number of shares of Surviving Corporation Common Stock.

         2.2 EXCHANGE PROCEDURES. On the Closing Date, upon surrender to UniCapital of certificates representing all of the issued and outstanding shares of Company Stock (the "Certificates"), the Stockholders shall, subject to
Section 4 and in such proportion as is set forth on Annex III, be entitled to receive, in exchange therefor, $44,400,000 (which shall be paid via wire transfers or the delivery of certified bank checks pursuant to the instructions received by UniCapital from such Stockholders), and certificates representing 2,279,452 Merger Consideration Shares in respect of the Certificates surrendered and each Certificate so surrendered shall forthwith be canceled. On the Closing Date, and subject to and in accordance with the provisions of Section 4, UniCapital shall cause to be distributed to the Indemnity Escrow Agent (as defined in Section 4.1(a)), (a) a certificate or certificates representing the Holdback Shares (as defined in Section 4.1(a)(i)), which shall be registered in the name of the Indemnity Escrow Agent as nominee for the Stockholders and shall be held in accordance with the provisions of Section 4 and the Indemnity Escrow Agreement referred to therein and (b) cash representing the Holdback Cash (as defined in Section 4.1(a)(ii)).

         2.3 EARN-OUT CONSIDERATION.

                  (a) The Stockholders collectively shall be entitled to receive an aggregate amount equal to 50% of the amount by which (i) the Company's earnings before taxes (the "EBT"), computed in accordance with generally accepted accounting principles ("GAAP"), for the period beginning on the first day of the month immediately following the Closing Date and ending twelve months thereafter (the "First Anniversary Date"), exceeds (ii) $15,400,000.

                  (b) The Stockholders collectively shall be entitled to receive an aggregate amount equal to 50% of the amount by which (i) the EBT, computed in accordance with GAAP, for the period beginning on the First Anniversary Date and ending twelve months thereafter (the "Second Anniversary Date"; and together with the First Anniversary Date, each an "Anniversary Date"), exceeds (ii) the greater of (x) the EBT, computed in accordance with GAAP, for the twelve month period ending on the First Anniversary Date or (y) $15,400,000.

                  (c) The amounts (if any) that the Stockholders become entitled to receive pursuant to Sections 2.3(a) and (b) are referred to herein as the "Earn-Out Consideration." The Earn-Out Consideration shall be paid 50% in cash and 50% in fully paid and non-assessable shares of UniCapital Stock, valued at the average of the closing prices per share of UniCapital Stock as reported by the New York Stock Exchange for the 10 trading days preceding the Anniversary Date to which the portion of Earn-Out Consideration in question applies; provided, however, UniCapital, at its sole discretion, may pay in cash any or all of the Earn-Out Consideration otherwise payable in shares of UniCapital Stock in cash; provided, further, however, UniCapital will not pay any portion otherwise payable in shares of UniCapital Stock in cash if UniCapital reasonably determines, after consultation with the Company's counsel and counsel to the Stockholders, that such payment in cash could reasonably be expected to jeopardize the Stockholders' tax-free receipt of UniCapital Stock under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Any Earn-Out Consideration shall be allocated to each Stockholder in such proportion as is set forth on Annex III.

                  (d) The EBT for each of the First Anniversary Date and the Second Anniversary Date shall be computed within 45 days following the applicable Anniversary Date by Price Waterhouse LLP, or such other accounting firm regularly employed by UniCapital, in accordance with GAAP, and shall be received by each of the Stockholders within such applicable 45-day period.

                  (e) Notwithstanding anything in this Section 2.3 to the contrary, if the Stockholders dispute the determination of the EBT, then the Stockholders' Representative (as defined in Section 3.3) shall notify UniCapital in writing of such dispute and specify the amount thereof of such dispute within 20 business days after notification of the determination of the EBT for the applicable year. If UniCapital and the Stockholders' Representative cannot resolve any such dispute which would affect the Earn-Out Consideration, then such dispute shall be resolved by an Independent Accounting Firm (as defined in Section 3.2). The determination of the Independent Accounting Firm shall be made as promptly as practicable and shall be final and binding upon the parties, absent manifest error (which error may only be corrected by such Independent Accounting Firm). The Independent Accounting Firm shall only be entitled to decide on any disputed item in favor of the position of the Stockholders, on the one hand, and UniCapital, on the other hand, or any range in between such positions. In rendering its decision, the Independent Accounting Firm shall strictly follow the provisions of this Agreement. The costs of the Independent Accounting Firm shall be borne by the party (either UniCapital, or the Stockholders as a group) whose determination of the EBT, computed in accordance with GAAP, for the period in question was further from the determination of the Independent Accounting Firm. Once the EBT is finally determined, the Earn-Out Consideration attendant thereto shall be paid in accordance with this Section 2.3; provided that in the event the Stockholders' determination of EBT was closer to the determination of the Independent Accounting Firm than UniCapital's determination of EBT, the Stockholders shall receive such Earn-Out Consideration plus interest which shall accrue at the rate of 10% per annum on any such Earn-Out Consideration that is resolved in the Stockholders favor from the date the Earn-Out Consideration was first payable through the date on which the Earn-Out Consideration is received by the Stockholders. Pending resolution of any such dispute by the Independent Accounting Firm, only the amount of the Earn-Out Consideration as determined by Price Waterhouse LLP shall be paid by UniCapital. Once the EBT is finally determined, the Earn-Out Consideration attendant thereto not previously paid, if any, shall be paid in accordance with this Section 2.3.

         (f) Except as set forth in Schedule 2.3(f), the EBT of the Company shall be calculated in accordance with GAAP, consistently applied as it relates to the Company.

         (g) Any Earn-Out Consideration paid by UniCapital shall be treated as additional consideration paid by UniCapital for the shares of Company Stock and, therefore, shall not be affected by any termination of either of the Employment Agreements described in Section 9.7.


3.       POST-CLOSING ADJUSTMENT; STOCKHOLDERS' REPRESENTATIVE

         3.1 COMPUTATION. As soon as practicable, but in any event within 30 days after the Closing, Price Waterhouse LLP, or such other accounting firm regularly employed by UniCapital, shall prepare, in accordance with GAAP in a manner consistent in all material respects with the preparation of the audited balance sheet of the Company at March 31, 1998 that was certified by Price Waterhouse LLP, a balance sheet of the Company (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date, and deliver a copy thereof to the Stockholders' Representative and UniCapital.

                  (a) If the combined stockholders' equity of the Company as shown on the Closing Date Balance Sheet (the "Closing Net Worth") is less than $250,000, then, subject to Section 3.2, the aggregate Merger Consideration shall be adjusted downward, dollar-for-dollar in the amount of any such deficiency (the "Net Worth Deficiency"). Following delivery of the Closing Date Balance Sheet to UniCapital (or if applicable, after the final determination of any Disputed Amounts in accordance with Section 3.2), UniCapital shall be entitled to recover from the Indemnity Escrow pursuant to Section 4 that portion of any Net Worth Deficiency which does not exceed one-half of the initial balance of the Indemnity Escrow. For any amount by which any Net Worth Deficiency exceeds one-half of the initial balance of the Indemnity Escrow, such portion of the Net Worth Deficiency shall be paid by the Stockholders not later than the 25th business day after the delivery of the Closing Date Balance Sheet (or if applicable, not later than the fifth business day after the final determination of any Disputed Amount in accordance with Section 3.2). At its sole and exclusive option, and at any time after such 25th business day (or if applicable, not later than the 5th business day after the final determination of any Disputed Amounts in accordance with Section 3.2), UniCapital shall be entitled to recover from the Indemnity Escrow pursuant to Section 4 all or any portion of the amount of the Net Worth Deficiency not paid by the Stockholders as required by this Section 3.

                  (b) If the combined stockholder's equity of the Company as shown on the Closing Date Balance Sheet is more than $250,000, then, subject to
Section 3.2, the aggregate Merger Consideration shall be adjusted upward, dollar-for-dollar in the amount of any such excess and the amount thereof shall be paid to the Stockholders in such proportion as is set forth in Annex III not later than the 25th business day after the delivery of the Closing Date Balance Sheet (or if applicable, not later than the fifth business day after the final determination of any Disputed Amount in accordance with Section 3.2).

         3.2 DISPUTES. Notwithstanding anything in this Section 3 to the contrary, if the Stockholders dispute any item contained on the Closing Date Balance Sheet, then the Stockholders' Representative shall notify UniCapital in writing of each disputed item (collectively, the "Disputed Amounts") and specify the amount thereof in dispute within 30 business days after the delivery of the Closing Date Balance Sheet. If UniCapital and the Stockholders' Representative cannot resolve any such dispute which would eliminate or otherwise mutually resolve the calculation of the Closing Net Worth, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to UniCapital and the Stockholders' Representative (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. The Independent Accounting Firm shall only be entitled to decide on any disputed item in favor of the position of the Stockholders, on the one hand, or UniCapital, on the other hand, or any range in between such positions. In rendering its decision, the Independent Accounting Firm shall strictly follow the provisions of this Agreement. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between UniCapital and the Stockholders so that the Stockholders' aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the Stockholders' Representative (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. Pending resolution of any such dispute by the Independent Accounting Firm, no such Disputed Amount shall be due to or by UniCapital. Once any such Disputed Amount is finally determined to be due to or by UniCapital, UniCapital shall recover or pay such amount, as applicable, in the manner set forth in Section 3.1.

         3.3 STOCKHOLDERS' REPRESENTATIVE.

                  (a) Each Stockholder, by signing this Agreement, designates Randall P. Fiorenza (or, in the event that Randall Fiorenza is unable or unwilling to serve or resigns, James K. Neff) to be such Stockholders' representative for purposes of this Agreement (the "Stockholders' Representative"). The Stockholders shall be bound by any and all actions taken by the Stockholders' Representative on their behalf. As among themselves, the Stockholders agree that all decisions shall be made by mutual decision.

                  (b) UniCapital and Newco shall be entitled to rely upon any communication or writing given or executed by the Stockholders' Representative. All communications or writings to be sent to Stockholders pursuant to this Agreement may be addressed to the Stockholders' Representative and any communication or writing so sent shall be deemed notice to all of the Stockholders hereunder. The Stockholders hereby consent and agree that the Stockholders' Representative is authorized to accept deliveries including any notice, on behalf of the Stockholders pursuant hereto.

                  (c) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Stockholder, with full power in his or her name and on his or her behalf to act according to the terms of this Agreement in the absolute discretion of the Stockholders' Representative, and in general to do all things and to perform all acts including, executing and delivering all agreements, certificates, receipts, instructions and other instruments contemplated by or deemed advisable in connection with Section 10 of this Agreement. This power of attorney and all authority hereby conferred is granted subject to and coupled with the interest of such Stockholder and the other Stockholder hereunder and in consideration of the mutual covenants and agreements made herein, and shall be irrevocable and shall not be terminated by any act of any Stockholder, by operation of law, whether by such Stockholder's death or any other event.

                  (d) Notwithstanding the foregoing, the Stockholder Representative shall promptly inform the other Stockholders of all notices received, and of all actions, decisions, notices and exercises of any rights, power or authority proposed to be done, given or taken by such Stockholder Representative. As between themselves, the Stockholders agree that the Stockholders' Representative shall only take action, or refrain from taking action, upon consultation with and the prior approval of the other Stockholders.

4.       INDEMNITY HOLDBACK

         4.1 CREATION OF ESCROW HOLDBACK.

                  (a) At the Closing, as collateral security for the payment of any indemnification obligations of the Stockholders pursuant to Sections 10.1 and 10.2 hereof and for the payment of amounts due pursuant to Section 3 hereof, the following shall be delivered to the Chase Manhattan Trust Company, N.A. as indemnity escrow agent (the "Indemnity Escrow Agent"):

                           (i) 460,274 shares of UniCapital Stock issuable to the Stockholders as part of the Closing Date Consideration in accordance with Annex III, rounded up to the nearest whole share (the "Holdback Shares"); and

                           (ii) $5,600,000 of the total cash portion of the Closing Date Consideration payable to the Stockholders in accordance with Annex III, rounded up to the nearest whole cent (the "Holdback Cash").

                  (b) The Holdback Shares and the Holdback Cash are referred to together as the "Escrow Property." In addition, the Escrow Property shall include all interest, cash and non-cash dividends and other property at any time received or otherwise distributed on, in respect of or in exchange for any or all of the Escrow Property, all securities hereafter issued in substitution for any of the foregoing, all certificates and instruments representing or evidencing such securities, all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property, except as provided in
Section 4.3.

         4.2 Duration and Terms. The Escrow Property shall be held and disbursed by the Indemnity Escrow Agent in accordance with the terms of an Indemnity Escrow Agreement substantially in the form attached hereto as Annex IV. Any claim pursuant to Section 10 herein shall be first recovered from the Indemnity Escrow. The Indemnity Escrow Agent shall hold the Escrow Property pursuant to the Indemnity Escrow Agreement until the later of: (a) November 30, 2001; and
(b) the resolution of any claim for indemnification or payment that is pending on November 30, 2001, but only to the extent of the amount of such pending claim; provided, however, the Indemnity Escrow Agent shall disburse to the Stockholders on the First Anniversary Date (the "First Anniversary Escrow Disbursement") a portion of the Escrow Property equal to $10,000,000 plus interest thereon (after deducting the applicable dollar amounts under clauses
(i) and (ii) for purposes of calculating such interest) through such date, minus
(i) the Disputed Amounts as of the First Anniversary Date, (ii) the amounts of any claims of UniCapital or its officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns (collectively, the "Affiliates") under Sections 10.1 and 10.2, which as of the First Anniversary Date are unpaid or unresolved, and (iii) the amounts, if any, theretofore disbursed from the escrow. In the event the First Anniversary Escrow Disbursement is made, it shall be comprised of 50% in cash and 50% in UniCapital Stock, with such stock valued at the average of the closing prices per share of UniCapital Stock as reported by the New York Stock Exchange for the 10 trading days ending on and including the third trading day prior to the First Anniversary Date.

         4.3 Voting and Investment. The Stockholders shall be entitled to exercise all voting powers incident to the Holdback Shares held by the Indemnity Escrow Agent as their nominee, but shall not be entitled to exercise any investment or dispositive powers over such Holdback Shares. The Holdback Cash shall be invested from time to time by the Indemnity Escrow Agent as provided in the Indemnity Escrow Agreement.


5.       REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         As of the date hereof and as of the Closing Date, each Stockholder and the Company, jointly and severally (except individually, and not severally, with respect to the first sentence of Section 5.4), represents and warrants to UniCapital and Newco as follows:

         5.1 CORPORATE EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified, all of which jurisdictions are listed on Schedule 5.1.

         5.2 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The agreements, documents and instruments required to be delivered by the Company in accordance with the provisions hereof (collectively, the "Company Documents") will be duly executed and delivered on behalf of the Company, as applicable, in each case by duly authorized officers of such corporation. The Company Documents, when executed and delivered by the Company, will constitute, the legal, valid and binding obligations of the Company and each Stockholder, as applicable, enforceable against it in accordance with their respective terms.

         5.3 AUTHORITY; VALIDITY OF CONTEMPLATED TRANSACTIONS. Each Stockholder has the full legal right, capacity and authority to enter into this Agreement. Except as set forth in Schedule 5.3, the execution, delivery and performance of this Agreement by each Stockholder and the Company does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which the Company or any Stockholder is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to the Company or any Stockholder, (c) the partnership agreement or other organizational documents of the Stockholders, (d) the charter documents of the Company or any securities issued by the Company, or (e) any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization (as defined in Section 5.22), or other instrument, document or understanding, oral or written, to which the Company or any Stockholder is a party, by which the Company or any Stockholder may have rights or by which any of the properties or assets of the Company or any Stockholder may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Company or any Stockholder thereunder. Except for the filing of the Certificate of Merger with the Secretary of the State, filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and as aforesaid, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by the Company or any Stockholder.

         5.4 CAPITAL STOCK AND OWNERSHIP. The Stockholders own beneficially and of record all of the outstanding capital stock of the Company free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind except as otherwise set forth in Schedule 5.4. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, fully paid and nonassessable and have been offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the offering, sale or issuance of securities. None of such shares have been issued in violation of the preemptive rights of any past or present stockholder, whether contractual or statutory. As of the Effective Time, UniCapital shall have acquired valid title to all of the issued and outstanding capital stock of the Company, free and clear of all liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind other than those imposed by or in respect of UniCapital.

         5.5 TRANSACTIONS IN CAPITAL STOCK. Except as set forth on Schedule 5.5, the Company has not issued or acquired any of its capital stock since December 31, 1995. Except as set forth on Schedule 5.5, as of the date of this Agreement there is no, and immediately prior to the Effective Time there shall be no, existing option, warrant, call, conversion right or commitment of any kind which obligates the Company to issue any of its authorized but unissued capital stock. Except as set forth on Schedule 5.5, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         5.6 NO BONUS SHARES. As of the date of this Agreement, none of the shares of capital stock of the Company were, and immediately prior to the Effective Time, none of the shares of capital stock of the Company stock will be, issued pursuant to any awards, grants or bonuses, whether of stock or of options or other rights.

         5.7 SUBSIDIARIES. As of the date hereof, the Company has no subsidiaries. Except as set forth in Schedule 5.7, the Company does not own, of record or beneficially, or control, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity. Except as set forth on
Schedule 5.7, the Company is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         5.8 PREDECESSOR STATUS; ETC. Schedule 5.8 lists all of the names of all entities from whom the Company previously acquired assets representing all or substantially all of the assets of such entity. Except as set forth on Schedule 5.8, the Company has never been a subsidiary of another corporation or been a part of an acquisition which was later rescinded.

         5.9 SPIN-OFFS BY COMPANIES. Since December 31, 1995 through the date of this Agreement, the Company has not effected a sale or distribution of all or any substantial portion of its assets, except for sales of aircraft engines and spare parts by the Company in the ordinary course of business.

         5.10 NO THIRD PARTY OPTIONS. Except as set forth in Schedule 5.10, and except for sales of aircraft engines and spare parts by the Company in the ordinary course of business, there are no existing agreements, options, commitments or rights with, of or to any person to acquire any material assets or rights of the Company or any interest therein.

         5.11 FINANCIAL STATEMENTS. Attached hereto as Schedule 5.11 are copies of:

                  (a) the audited balance sheet of the Company at March 31, 1998 and related statements of operations, cash flows and stockholders' equity for the fiscal year then ended, as certified by Price Waterhouse LLP, together with the reports of such independent public accountants thereon (collectively, the "Audited Financial Statements"); and

                  (b) the unaudited balance sheets of the Company at June 30, 1998, and the related unaudited statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended (the "Unaudited Financial Statements"; and together with the Audited Financial Statement, the "Financial Statements").

The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The Financial Statements, including the related notes, fairly presents the financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the date indicated and the statements of operations, cash flows and changes in stockholders' equity included in the Financial Statements fairly present in all material respects the results of operations, cash flows and changes in stockholders' equity of the Company for the period indicated, in each case in accordance with GAAP consistently applied (except no footnotes or year-end adjustments appear as part of the Unaudited Financial Statements).

         5.12 LIABILITIES AND OBLIGATIONS.

                  (a) Except as reflected or reserved against in the balance sheet as at March 31, 1998 (the "Audited Balance Sheet Date") included in the Audited Financial Statements or in the notes to the Audited Financial Statements, there are no liabilities against, relating to or affecting the Company as of such date that would otherwise have been required to be reflected or reserved against on such Audited Financial Statements. Attached hereto as
Schedule 5.12(a) is an accurate list, as of a date not more than two days prior to the date of this Agreement and as amended as of a date not more than two days prior to the Closing Date, of each Liability incurred by the Company after the Audited Balance Sheet Date which exceeds $17,500, except for scheduled payments pursuant to any of the Material Contracts and any of the Company's ordinary course of business liabilities under purchase orders issued by the Company in its ordinary course of business consistent with past practice for the purchase of engine, engine parts and repair services . Each of the foregoing liabilities that has not heretofore been paid or discharged is so noted on Schedule 5.12(a). For purposes of this Agreement, "Liabilities" means liabilities of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise. For purposes of determining whether any contingent or other Liability exceeds $17,500 for the purposes of being included on Schedule 5.12(a) as required by this Section 5.12, such amount shall be determined on a basis that assumes the ultimate assessment against the Company of the full amount of such contingent or other Liability.

                  (b) For each such liability for which, to the knowledge of the Company or the Stockholders, the amount is contested, Schedule 5.12(b) includes a summary description of the liability, together with copies of all relevant documentation relating thereto, detail of all amounts claimed and any other action or relief sought, the names of the claimant and all other parties to the claim, suit or proceeding, the name of each court or agency before which such claim, suit or proceeding is pending, the date such claim, suit or proceeding was instituted, and a best estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the best estimate shall for purposes of this Agreement be deemed to be zero.

                  (c) Except as set forth on Schedules 5.12(a) or (b) and except for Liabilities not required to be set forth thereon pursuant to Section 5.12(a) or liabilities reflected on the Audited Financial Statements, the Company has no material Liabilities or obligations, whether direct or indirect, matured or unmatured, absolute, contingent or otherwise, and there is no condition, situation or set of circumstances which are reasonably to be expected to result in any such material liability.

                  (d) As disclosed on Schedule 5.12(d), the aggregate amount of principal and accrued and unpaid interest of Stockholder loans reflected on the Financial Statements and to be repaid prior to the Closing Date pursuant to
Section 8.4 (the "Stockholder Loans") is $11,274,315.07.

         5.13 ACCOUNTS AND NOTES RECEIVABLE. Attached hereto as Schedule 5.13 is a complete and accurate list, as of a date not more than two days prior to the date of this Agreement, of the accounts and notes receivable of the Company with an amount due that exceeds $10,000 (including receivables from and advances to any employees or any Stockholder) excluding those arising out of Leases (collectively, the "Accounts Receivable"). Schedule 5.13 includes an aging of all Accounts Receivable showing amounts due in 30-day aging categories. On the Closing Date, the Stockholders will deliver to UniCapital a complete and accurate list, as of a date not more than two days prior to the Closing Date, of the Accounts Receivable. Except as set forth on Schedule 5.13 (as such Schedule shall be updated and delivered with the aging of Accounts Receivable not more than two days prior to the Closing Date), all Accounts Receivable represent valid obligations arising from bona fide business transactions in the ordinary course of business. The Accounts Receivable are, and as of the Closing Date will be, collectible or actually collected, in each case net of any respective reserves shown on the Company's books and records as of their respective dates (which reserves are adequate and calculated in accordance with GAAP, consistent with past practice). Subject in the case of Accounts Receivable reflected on the balance sheet of the Company to such reserves reflected on such balance sheet, subject in the case of Accounts Receivable arising subsequent to the date of such balance sheet to such reserves reflected on the Company's books and records which are consistent in magnitude and nature with the reserves reflected on such prior balance sheet and except as set forth in Schedule 5.13, each of the Accounts Receivable included in Schedule
5.13 as of the date this Agreement will be collected in full within ninety (90) days after the day on which it first became due and payable. Except as set forth on Schedule 5.13, there is no contest, claim, counterclaim, defense or right of set-off, other than rebates and returns in the ordinary course of business, under any contract with any obligor of any Account Receivable relating to the amount or validity of such Account Receivable. The allowance for collection losses on the balance sheet included in the Audited Financial Statements has been determined in accordance with GAAP.

         5.14 PERMITS. Each material license, permit, certificate of authority, authorization, approval, registration, franchise and similar consent granted or issued by any Governmental Entity (each a "Permit") held by the Company, together with the name of the Governmental Entity issuing such Permit, is set forth on Schedule 5.14. Except as set forth on Schedule 5.14, such Permits are valid and in full force and effect and none of such Permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement. Upon consummation of such transactions, the Surviving Corporation will have all of the Company's right, title and interest in its Permits.

         5.15 REAL AND PERSONAL PROPERTY. Attached hereto as Schedule 5.15 is an accurate list including substantially complete descriptions as of the Audited Balance Sheet Date, of all the real and personal property (which in the case of personal property had an original cost in excess of $25,000), excluding engine or engine parts which constitute inventory, owned or where the Company is a lessee, including true and correct copies of leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of the Company and including an indication as to which assets were formerly owned by any Stockholder or affiliate (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act")), of the Company. Except as set forth on Schedule 5.15, all of the Company's leasehold improvements, facilities, equipment and other material items of tangible property and assets, excluding engine or engine parts which constitute inventory, are in good operating condition and repair, subject to normal wear and maintenance, are able in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. All leases set forth on Schedule

5.15 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Company, as applicable, and, to the knowledge of the Company and any Stockholder, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the Company in the operation of its business are either owned by the Company or leased under an agreement set forth on Schedule 5.15. The Company or the Stockholders have heretofore delivered to UniCapital copies of any title reports and title insurance policies, if any, received or held by the Company. There are no plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business in respect of which the Company has any Liabilities or obligations. Schedule 5.15 identifies the personal property of the Stockholders which may be located at the Company's premises or be used by the Company in its business. Anything herein to the contrary notwithstanding, such personal property shall remain the personal property of the Stockholders.

         5.16 CONTRACTS AND COMMITMENTS. Schedule 5.16 sets forth an accurate, correct and complete list of all agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of the Company other than Leases (the "Material Contracts"), to which the Company is a party or is bound, or by which any of its assets are bound, and which involve any:

                  (a) agreement, contract, commitment, arrangement or understanding with any present or former employee or consultant or for the employment of any person, including any consultant;

                  (b) agreement, contract, commitment, arrangement or understanding for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $37,500 or more;

                  (c) agreement, contract, commitment, arrangement or understanding to sell or supply products or to perform services involving in any one case $37,500 or more;

                  (d) agreement, contract, commitment, arrangement or understanding containing minimum purchase requirements or "take or pay" provisions;

                  (e) agreement, contract, commitment, arrangement or understanding not otherwise listed on Schedule 5.16 and continuing over a period of more than six months from the date hereof and exceeding $37,500 in value;

                  (f) distribution, dealer, representative or sales agency agreement, contract, commitment, arrangement or understanding exceeding $17,500 in value;

                  (g) agreement, contract, commitment, arrangement or understanding containing a provision to indemnify any person or entity with respect to, or to assume, any tax or environmental liability;

                  (h) agreement, contract, commitment, arrangement or understanding with federal, state, local, regulatory or other governmental entities;

                  (i) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness for money borrowed of any other person;

                  (j) agreement, contract, commitment, arrangement or understanding for any charitable or political contribution;

                  (k) agreement, contract, commitment, arrangement or understanding for any capital expenditure or leasehold improvement in excess of $37,500;

                  (l) agreement, contract, commitment, arrangement or understanding limiting or restraining the Company or any successor thereto, or to the knowledge of the Company or any Stockholder, any employee of the Company or any successor thereto, from engaging or competing in any manner or in any business;

                  (m) license, franchise, distributorship or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by, and, in any such case, material to, the Company; and

                  (n) agreement, contract, commitment, arrangement or understanding to which the Company, on the one hand, and any present or former affiliate, officer, director or stockholder of the Company or partner of any stockholder, on the other hand, are parties.

Purchase orders or sale orders issued or received in the ordinary course of business consistent with past practice and containing ordinary or customary terms and conditions that would be required to be included on Schedule 5.16 pursuant to paragraphs (b) or (c) above, do not have to be included on Schedule 5.16, but shall each be a Material Contract for all other purposes of this Agreement. Each of the Material Contracts, except as set forth on Schedule 5.16, is valid and enforceable in accordance with its terms; the Company is, and to the knowledge of the Company and each Stockholder, all other parties thereto are, in compliance with the provisions thereof. Except as set forth on Schedule 5.16, the Company is not and to the knowledge of the Company and the Stockholders, no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on Schedule 5.16(a), none of the rights of the Company under any Material Contract will be impaired by the consummation of the transactions contemplated hereby, and all such rights will be enforceable by the applicable Surviving Corporation after the Closing Date without the consent or agreement of any other party. The items listed on Schedule 5.16(a), individually or in the aggregate, could not be expected to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company. The Company or the Stockholders have delivered accurate and complete copies or provided direct access to each Material Contract to UniCapital.

         5.17 GOVERNMENT CONTRACTS. The Company is not now or has it ever been a party to any contract with any Governmental Entity subject to price redetermination or renegotiation.

         5.18 REAL PROPERTY. The Company does not own any real property.

         5.19 INSURANCE. The assets, properties and operations of the Company are insured under various policies of general liability and other forms of insurance as listed on Schedule 5.19, true and correct copies of which have been provided to UniCapital. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. To the knowledge of the Stockholders, such policies are in amounts which are reasonable in relation to the business and assets of the Company. All premiums due under such policies to date have been paid in full. The Company has not been refused any insurance, nor has the Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Schedule 5.19 also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of the Company.

         5.20 EMPLOYEES. The Company has no employees. Except as disclosed on
Schedule 5.20: (a) there have not been in the past five years any labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there have been no unresolved violations of any Laws of any Governmental Entity respecting the employment of any employees; (c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the Company and the Stockholders, threatened before the National Labor Relations Board or similar body in any foreign country; (d) there is no employment handbook, personnel policy manual, or similar document that creates prospective employment rights or obligations;
(e) the Company has provided or will timely provide prior to Closing all notices required by law to be given prior to Closing to all local, state, federal or national labor, wage-payment, equal employment opportunity, unemployment insurance and related agencies; and (f) the transactions contemplated by this Agreement will not create liability under any Laws of any Governmental Entity respecting reductions in force or the impact on employees on plant closing or sales of businesses. All employees of the Company are legally able to work in the United States.

         5.21 EMPLOYEE BENEFIT PLANS AND ARRANGEMENTS. The Company has never maintained, sponsored or contributed to any Benefit Plan covering any present or former officer, employee or director of the Company, and currently, the Company does not maintain, sponsor or contribute to or have any Liability with respect to, any Benefit Plan covering any present or former officer, employee, director or Affiliate of the Company. "Benefit Plan" means each "employee pension benefit plan" (as defined in Section 3(3) of ERISA), "employee welfare benefit plan" (as defined in Section 3(2) of ERISA) and each other plan or arrangement (written or oral) relating to deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its affiliates or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         5.22 COMPLIANCE WITH LAW; AUTHORIZATIONS. The Company has complied with each, and is not in violation in any material respect of any, law, ordinance or governmental or regulatory rule or regulation, whether federal, state, local or foreign ("Regulations"), to which the Company's business, operations, assets or properties is subject, except for immaterial failures to comply of which neither the Company nor any Stockholder has any knowledge. The Company owns, holds, possesses or lawfully uses in the operation of its business all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations ("Authorizations") which are in any manner necessary for it to conduct its business as now or previously conducted or for the ownership and use of the assets owned or used by the Company in the conduct of the business of the Company, free and clear of all liens, charges, restrictions and encumbrances and in compliance with all Regulations. All such Authorizations are listed and described in Schedule 5.22. The Company is not in default, except for immaterial defaults of which neither the Company nor any Stockholder has any knowledge, nor has the Company received any notice of any claim of such a default, with respect to any such Authorization. All such Authorizations are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees. None of such Authorizations will be adversely affected by consummation of the transactions contemplated hereby. No Stockholder and no director, officer, employee or former employee of the Company, or any affiliates of the Company, or any other person, firm or corporation, owns or has any proprietary, financial or other interest (direct or indirect) in any Authorization which the Company owns, possesses or uses in the operation of the business of thc Company as now or previously conducted.

         5.23 TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 5.23, no Stockholder, no partner of a Stockholder and no director, officer or employee of the Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement or understanding, business arrangement or relationship with the Company.

         5.24 LITIGATION. (a) Except as set forth on Schedule 5.24, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company or any Stockholder, threatened against the Company or which relates to the transactions contemplated by this Agreement.

                  (b) Except as set forth on Schedule 5.24, no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of the Company or any Stockholder, threatened against the Company or which relates to the Company.

                  (c) Neither the Company nor any Stockholder knows of any reasonably likely basis for any litigation, arbitration, investigation or proceeding referred to in Sections 5.24(a) or (b).

                  (d) Except as set forth on Schedule 5.24, the Company is not a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority.

         5.25 RESTRICTIONS. Except as set forth on Schedule 5.25, the Company is not a party to any indenture, agreement, contract, commitment, lease, plan, license, Permit, Authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts or, so far as the Company or any Stockholder now reasonably foresees, may in the future materially adversely affect or materially restrict, the consolidated business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company after consummation of the transactions contemplated hereby.

         5.26 TAXES. All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by the Company, (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (the "Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns properly reflect the liabilities of the Company for Taxes for the periods, property or events covered thereby. All Taxes, including those which are called for by the Tax Returns, required to be paid, withheld or accrued by the Company and any deficiency assessments, penalties and interest have been timely paid, withheld or accrued. The accruals for Taxes contained in the Audited Balance Sheet are adequate to cover the Tax liabilities of the Company as of that date and include adequate provision for all deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate. The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on such Company's Tax books and records. The Company is not or has not at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Company has not assumed any Tax liability of any other person or entity under contract. The Company has not received any notice of assessment or proposed assessment in connection with any Tax Returns and there are not pending Tax examinations of or Tax claims asserted against the Company or any of its assets or properties. The Company has not extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately following the Closing there will be) no liens (other than any lien for current Taxes not yet due and payable) on any of the assets or properties of the Company relating to or attributable to Taxes. To the knowledge of the Company and the Stockholders, there is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any lien on the assets of the Company or otherwise have an adverse effect on the Company or its business, operations, assets, properties, prospects or condition (financial or otherwise). Neither the Company nor any Stockholder has any knowledge of any basis for any additional assessment of any Taxes. All Tax payments related to employees, including income tax withholding FICA, FUTA, unemployment and worker's compensation, required to be made by the Company have been fully and properly paid, withheld, accrued or recorded. There are no contracts, agreements, plans or arrangements, including the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible by reason of Sections 280G, 404 or 162 of the Code. Two correct and complete copies of (a) all Tax examinations, (b) all extensions of statutory limitations and (c) all federal, state and local income tax returns and franchise tax returns of the Company for the last five fiscal years, or such shorter period of time as any of them shall have existed, will be delivered by the Company and the Stockholders to UniCapital within 5 days after the date of this Agreement. The Company has a taxable year ended March 31 and the Company has not made an election to retain a fiscal year other than March 31 under Section 444 of the Code. Except as set forth on Schedule 5.26, the Company currently utilize the accrual method of accounting for income tax purposes and has not changed its method of accounting for income tax purposes in the past five years.

         5.27 INTELLECTUAL PROPERTY MATTERS.

                  (a) The Company has not utilized or does not currently utilize any patent, trademark, trade name, service mark, copyright, software, trade secret or know-how material to the business of the Company, except for commercial software generally available and those listed on Schedule 5.27 (the "Intellectual Property"), all of which are owned by the Company free and clear of any liens, claims, charges or encumbrances. The Intellectual Property constitutes all such assets, properties and rights which are used or held for use in, or are necessary for, the conduct of the business of the Company.

                  (b) Except as set forth in Schedule 5.27 and except for "shrink wrap" agreements covering software, there are no royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property.

                  (c) Except as set forth in Schedule 5.27, the Company does not infringe upon unlawfully or wrongfully use any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by another. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the Company or the Stockholders, threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by the Company. Except as set forth in Schedule 5.27, none of the Intellectual Property is subject to any outstanding order, decree or judgment. The Company has not agreed to indemnify any person or entity for or against any infringement of or by the Intellectual Property.

                  (d) Except as set forth in Schedule 5.27, no present or former employee of the Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property. Schedule 5.27(d) lists all confidentiality or non-disclosure agreements currently in force and effect in connection with the Intellectual Property to which the Company or any of its respective employees is a party.

                  (e) None of the Company's Intellectual Property is registered in, filed in or issued by the United States Copyright Office or the United States Patent and Trademark Office, or in any offices in the various states of the United States and any offices in other jurisdictions.

                  (f) All Intellectual Property in the form of computer software that is utilized by the Company in the operations of its respective business is capable of processing date data between and within the twentieth and twenty-first centuries, or can be rendered capable of processing such data within 30 days by the expenditure of no more than $10,000 in the aggregate.

         5.28 COMPLETENESS. The certified copies of the Certificate of Incorporation and Bylaws, both as amended to date, of the Company, and the copies of all Material Contracts and Permits which are included on schedules attached hereto or which have been delivered or have been made available to UniCapital to the extent required by the terms of this Agreement, are complete and correct; neither the Company nor, to the knowledge of the Company or any Stockholder, any other party to any of the foregoing is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the Company thereunder will not be materially and adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on
Schedule 5.28, none of such Material Contracts or Permits requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

         5.29 EXISTING CONDITION. Except as set forth in Schedule 5.29, between the Audited Balance Sheet Date and the date of this Agreement, the Company has not:

                  (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

                  (b) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, except for the sales in the ordinary course of business consistent with past practice, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of the Company or any interest therein;

                  (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance other than in the ordinary course of business consistent with past practice;

                  (d) except in the ordinary course of business consistent with past practice, made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, where such amendments, terminations, cancellations, modifications and waivers in the aggregate do not or could not reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company;

                  (e) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $25,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

                  (f) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise), other than as directly caused by adverse economic conditions not specific to, or having an extraordinary impact upon, the Company;

                  (g) received notice or had knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

                  (h) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000, except in the ordinary course of business consistent with past practice or such as may be involved in ordinary repair, maintenance or replacement of its assets;

                  (i) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its officers, directors, employees or Agents (as defined in Section 7.1(j)) or made any increase in, or any addition to, other benefits to which any of such persons may be entitled;

                  (j) changed any of the accounting principles followed by it or the methods of applying such principles;

                  (k) changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

                  (l) agreed to take any of the actions referred to above.

         5.30 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Attached hereto as Schedule
5.30 is an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which the Company has accounts or safe deposit boxes;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account;

                  (d) the name of each person authorized to draw thereon or have access thereto; and

                  (e) the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

         5.31 BOOKS OF ACCOUNT. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of the Company. The Company has not engaged in any transaction, maintained any bank account or used any material funds of the Company except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the business, except as set forth on Schedule 5.31.

         5.32 ENVIRONMENTAL MATTERS. (a) The Company has secured, and is in compliance with, all Environmental Permits, with respect to any premises on which its business is operated, all of which Environmental Permits shall vest in the applicable Surviving Corporation upon consummation of the transactions contemplated hereby. The Company is in compliance with all Environmental Laws.

                  (b) Neither the Company nor any Stockholder has received any communication from any Governmental Entity that alleges that the Company is not in compliance with any Environmental Laws or Environmental Permits.

                  (c) The Company has not entered into or agreed to any court decree or order, and is not subject to any judgment, decree or order, relating to compliance with any Environmental Law or, except as described on Schedule 5.32(c), to any investigation or cleanup of a Hazardous Substance under any Environmental Law.

                  (d) No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the Company or any Stockholder, threatened to or against any assets or properties of the Company pursuant to any Environmental Law.

                  (e) Except as described on Schedule 5.32(e), there has been no treatment, storage, disposal or release of any Hazardous Substance on any property owned, operated or leased by the Company.

                  (f) The Company has not received a CERCLA 104(e) information request and has not been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening.

                  (g) Except as described on Schedule 5.32(g), there are no aboveground tanks or underground storage tanks on, under or about any property owned, operated or leased by the Company and any former aboveground or underground tanks on any property owned, operated or leased by the Company have been removed in accordance with all Environmental Laws and no residual contamination, if any, remains at such sites in excess of applicable standards.

                  (h) There are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment on, under or about any property owned, operated or leased by the Company and there are no such articles, containers or equipment containing PCBs, and there is no asbestos containing material in a condition or location currently constituting a violation of any Environmental Law at, on, under or within any property owned, operated or leased by the Company.

                  (i) The Company and the Stockholders collectively have provided to UniCapital true and complete copies of, or access to, all written environmental assessment materials and reports in their possession that have been prepared by or on behalf of the Company during the past five years.

         5.33 NO ILLEGAL PAYMENTS. The Company and, to the knowledge of the Company and any Stockholder, no affiliate, officer, agent or employee thereof, directly or indirectly, has, during the past five years, on behalf of or with respect to the Company or any affiliate thereof, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided any services which were not legal to make or provide or which the Company or any affiliate thereof or any such officer, agent or employee should have known were not legal for the payee or the recipient of such services to receive, (c) received any payment or any services which were not legal for the payer or the provider of such services to make or provide, (d) made any payment to any person or entity, or agent or employee thereof, in connection with any Lease (as hereinafter defined), purchase or sale, or other transaction to induce such person or entity to enter into a lease, purchase or sale, or other transaction,
(e) had any material transactions or material payments related to the Company which are not recorded in their accounting books and records or (f) except for petty cash for office use, had any off-book bank or cash accounts or "slush funds" related to the Company.

         5.34 LEASES. Schedule 5.34 hereto sets forth the Company's lease/financing arrangements as of the Audited Balance Sheet Date (which, together with all other lease/financing arrangements entered into by the Company between such date and the Closing Date, are referred to herein as the "Leases"). The term "Lease Documents" means the lease arrangements and financing contracts evidencing the Leases described on Schedule 5.34, together with all related documents and agreements including master lease agreements, schedules or other addenda to such Leases, certificates of delivery and acceptance, UCC financing statements, remarketing agreements, residual guaranty agreements, insurance policies, guaranty agreements and other credit supports. The term "Equipment" means all equipment, inventory and other property described as being leased pursuant to a Lease, or in which the Company is granted a security interest pursuant to a Lease. The term "Obligor" means any lessee party or other party obligated to pay or perform any obligations under or in respect of a Lease or the Equipment covered by a Lease (excluding the lessor party thereunder, but otherwise including any guarantor of a Lease or any vendor, manufacturer or similar party under a remarketing agreement, residual guaranty or similar agreement). The term "Scheduled Payments" means the monthly or periodic rental payments or installments of principal and interest under the terms of the Leases. Except as set forth in Schedule 5.34:

                  (a) There is no restriction or limitation in any of the Lease Documents or otherwise, restricting the Company from executing this Agreement or entering into the transactions contemplated by this Agreement, other than costs which have been, or prior to the Closing will have been, obtained.

                  (b) The Company owns or validly leases the Equipment covered by each Lease or has a vested and perfected first priority security interest in the Equipment.

                  (c) Each Lease is in full force and effect in accordance with is terms, and, to the knowledge of any Stockholder, there has been no occurrence which would or might permit any Obligor to terminate such Lease or suspend or reduce any payments or obligations due or to become due in respect of such Lease or the related Lease Documents by reason of default by the lessor party under such Lease. To the knowledge of any Stockholder, none of the Obligors in respect of a Lease or the related Lease Documents is the subject of a bankruptcy, insolvency or similar proceeding.

                  (d) Except for the delinquency in the payment of any Scheduled Payment that is not more than 90 days past due, there does not exist any default in the payment of any Scheduled Payments due under any Lease or the related Lease Documents, and there does not exist any other default, breach, violation or event permitting acceleration, termination or repossession under any Lease or the related Lease Documents or any event which, to the knowledge of any Stockholder, with notice and the expiration of any applicable grace or cure period, would constitute such a default, breach, violation or event permitting acceleration, termination or repossession under such Lease or the related Lease Documents.

                  (e) The Company has not acted in a manner which (nor has the Company failed to act where such failure to act) would alter or reduce any of such entity's rights or benefits under any manufacturer's or vendors' warranties or guarantees with respect to any Equipment.

                  (f) The Company has complied with all requirements of any federal, state or local law, including usury laws, applicable to each Lease.

                  (g) Except as set forth in Schedule 5.34, each Lease has the following characteristics:

                           (i) such Lease was originated in the United States and the Scheduled Payments thereunder are payable in U.S. dollars by Obligors domiciled in the United States;

                           (ii) the lessee party under such Lease has unconditionally accepted the Equipment covered by such Lease;

                           (iii) at least one Scheduled Payment has been made by the Obligor under each such Lease; and

                           (iv) no Obligor in respect of such Lease is an affiliate of the Company.

                  (h) Each Lease and the related Lease Documents are valid, binding, legally enforceable and non-cancelable obligations of the Company, and to the knowledge of any Stockholder, the other parties thereto, enforceable in accordance with their respective terms.

Each Lease is a business obligation of the lessee thereunder and is not a "consumer transaction" under any applicable federal or state regulation.

                  (i) To the knowledge of any Stockholder, no Lease or related-Lease Document is the subject of a fraudulent scheme by any Obligor or any supplier of Equipment.

                  (j) Each item of Equipment is subject to a Lease.

                  (k) Each Lease is a fixed rate lease contract.

                  (l) No Lease or related Lease Document is subject to any right of rescission, setoff, counterclaim, abatement or defense, including any defense of usury, nor will the operation of any of the terms of any Lease or any related Lease Document or the exercise of any right or remedy thereunder render such Lease or any related Lease Document or the obligations thereunder unenforceable, or subject the same to any right of rescission, set-off, counterclaim, abatement or defense. No Obligor has asserted any right of rescission, set-off, counterclaim abatement or defense to its obligations under a Lease or any related Lease Document.

                  (m) As to the Leases and thc related Lease Documents, (i) none has been amended or modified (a) to extend the maturity date for a period of more than one year, or (b) to alter the amount or time of payment of any amount due thereunder; unless as to (a) and (b) such extension or alteration is reasonably expected to result in a net economic benefit to the Company, (ii) no indulgences or waivers have been granted in respect of the obligations of any Obligor under any Lease, and (iii) the Company has not advanced any monies on behalf of any Obligor.

                  (n) Each Lease requires the Obligor thereunder at its own cost and expense to maintain the Equipment leased thereunder in good repair, condition and working order, and to the knowledge of any Stockholder, each Obligor under a Lease is currently in compliance with such requirement.

                  (o) Each Lease requires the Obligor thereunder (i) to pay all fees, taxes (except income taxes), and other charges or liabilities arising with respect to thc Equipment leased thereunder or the use thereof, (ii) to keep the Equipment free and clear of any and all liens, security interests and other encumbrances, other than security interests of the Company, (iii) to hold harmless the lessor thereunder and its successors and assigns against the imposition of any fees, charges, liabilities and encumbrances, (iv) to bear all risk of loss associated with the Equipment covered by or securing the obligations under such Lease during the term of such Lease and (v) to maintain at the cost of the Obligor public liability and casualty insurance in respect of such Equipment covered by such Lease.

                  (p) Except as set forth on Schedule 5.34, each Lease involves either the lease of tangible personal property owned, either beneficially or legally, or leased by the Company or the loan of money secured by a security interest in tangible personal property owned by the Obligor thereunder.

                  (q) The Company has not received any notice challenging its ownership or the priority of its security interest in the Equipment covered by each Lease, and there are no proceedings pending before any court or governmental entity or, to the knowledge of the

Stockholders, threatened by any Obligor or other party, (i) asserting the invalidity of any Lease or the related Lease Documents, (ii) seeking to prevent payment or performance by any Obligor of any Lease or any of the terms of the related Lease Documents, or (iii) seeking any determination or ruling that might adversely affect the validity or enforceability of any Lease or any of the terms or provisions of the related Lease Documents.

                  (r) As to each Lease, there are no material agreements or understandings between the Company and the Obligation in respect of such Lease or otherwise binding on the Company other than as expressly set forth in the Lease and the related Lease Documents.

         5.35 LEASE FUNDING. The Company is in compliance with all of the material terms and covenants of, and is not in material default or breach under, each agreement, contract, understanding or arrangement with any funding source for the Leases.

         5.36 INVENTORY. The Inventories of the Company are of a quality and quantity usable and saleable in the ordinary course of business; are fit and sufficient for the purposes for which they are procured or manufactured; reflect valuation at the lower of cost or market not in excess of the valuations of inventories computed in accordance with GAAP applied on a consistent basis; and could reasonably be expected to be sold in the ordinary course of business at an amount not less than the amount reflected on the audited balance sheet of the Company at March 31, 1998.

         5.37 PRODUCT LIABILITY CLAIMS. Except as set forth on Schedule 5.37, there are, and during the past five years there have been, no product liability or warranty claims asserted, pending or, to the knowledge of the Company or the Stockholders, threatened with respect to any products or services sold or provided by the Company. Neither the Company nor any Stockholder is aware of any condition, situation or set of circumstances which could reasonably be expected to result in any such product liability or warranty claim.

         5.38 SERVICE COMPANIES. The Company has no Liabilities or obligations, whether direct or indirect, matured or unmatured, absolute, contingent or otherwise, to or relating to Randmar, Inc., American Aviation Sales Corp., Randmar, LLC and American Aviation Sales LLC (collectively, the "Service Companies"), except as described on Schedule 5.38. No assets or rights of any kind that are used in the conduct of the business of the Company are held by either of the Service Companies.

         5.39 INDEPENDENT CONTRACTORS. All individuals engaged by the Company function as independent contractors and have been treated as such for all tax and reporting purposes. Such independent contractor status has been and will continue to be respected by the Internal Revenue Service and under common law principles.

         5.40 UNICAPITAL PROSPECTUS; SECURITIES REPRESENTATIONS. Each Stockholder has received and reviewed a copy of the prospectus dated July 23, 1998 including all supplements thereto (as supplemented, the "UniCapital Prospectus") contained in UniCapital's registration statement on Form S-1 (File No. 333-53779). Each Stockholder: (a) has such knowledge, sophistication and expertise in business and financial matters that such Stockholder is capable of evaluating the merits and risks of an investment in the shares of UniCapital Stock, (b) fully understands the nature, scope, and duration of the limitations on transfer contained herein and under applicable law, and (c) can bear the economic risk of any investment in the shares of UniCapital Stock and can afford a complete loss of such investment. Each Stockholder has had an adequate opportunity to ask questions and receive answers (and has asked such questions and received answers to its satisfaction) from the officers of UniCapital concerning the business, operations and financial condition of UniCapital. None of the Stockholders has any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participation in any shares of UniCapital Common Stock to be acquired by such Stockholder in the Merger. Each Stockholder acknowledges and agrees that UniCapital has not and will not provide such Stockholder or any other party with a prospectus for such Stockholder's use in selling UniCapital Stock.

         5.41 DISCLOSURE. The Company has delivered to UniCapital true and complete copies of each agreement, contract, commitment or other document (or, in the case of any such document not in the possession or reasonably available to the Company or a Stockholder, accurate and complete summaries thereof) that is referred to in the schedules to this Agreement that have been requested by UniCapital or its representatives. Without limiting any exclusion, exception or other limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein not misleading. If a Stockholder becomes aware of any fact or circumstance that would materially change a representation or warranty of any Stockholder in this Agreement or any representation made on behalf of the Company, then such Stockholder shall as promptly as practical give notice of such fact or circumstance to UniCapital. Such notification, however, shall not relieve the Company or any of the Stockholders of their respective obligations under this Agreement, and at the sole option of UniCapital, the truth and accuracy of any and all warranties and representations of the Stockholders, at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.


6.       REPRESENTATIONS OF UNICAPITAL AND NEWCO

         As of the date hereof and as of the Closing Date, UniCapital and Newco, jointly and severally, represent and warrant to the Company and the Stockholders as follows:

         6.1 CORPORATE EXISTENCE. UniCapital is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         6.2 UNICAPITAL STOCK. The shares of UniCapital Stock to be issued and delivered to the Stockholders on the Closing Date, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares, and except for restrictions upon resale, will be legally equivalent in all respects to the majority of UniCapital Stock issued and outstanding as of the date hereof. The UniCapital Stock to be issued upon the conversion of Company Stock pursuant to the terms of this Agreement will be free and clear of all liens, encumbrances and claims of every kind, other than restrictions upon transfer contained herein and other than any liens, encumbrances or claims arising other than by the actions of UniCapital or Newco.

         6.3 CORPORATE POWER AND AUTHORIZATION. UniCapital and Newco have the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and all related documents and agreements required to be executed and delivered by UniCapital and Newco in accordance with the provisions hereof (the "UniCapital Documents") have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by UniCapital and Newco and constitutes, and the UniCapital Documents when executed and delivered will constitute, the legal, valid and binding obligations of UniCapital and Newco enforceable against UniCapital and Newco in accordance with their respective terms. Newco will have the corporate power and authority to conduct the business of the Company following the Closing.

         6.4 NO CONFLICTS. The execution, delivery and performance of this Agreement by UniCapital and Newco will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under (a) any existing law, ordinance, or governmental rule or regulation to which UniCapital or Newco is subject, (b) any judgment, order, writ, injunction, decree or award of any Governmental Entity which is applicable to UniCapital or Newco, (c) the charter documents of UniCapital or Newco, or (d) subject to compliance with any agreements between UniCapital and its lenders, any mortgage, indenture, agreement, contract, commitment, lease, plan, Authorization, or other instrument, document or understanding, oral or written, to which UniCapital or Newco is a party, by which UniCapital or Newco may have rights or by which any of the properties or assets of UniCapital or Newco may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of UniCapital or Newco thereunder. Except for filing the Certificate of Merger, filings under the HSR Act and except as aforesaid, no authorization, approval or consent of, and no registration or filing (provided that with respect to such Act the representation set forth in this sentence shall be limited to those facts relating to the Company and the Stockholders of which UniCapital or Newco has knowledge), with any Governmental Entity is required in connection with the execution, delivery or performance of this Agreement by UniCapital or Newco.

         6.5 LITIGATION. No litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory official, body or authority is pending or, to the knowledge of UniCapital and Newco, threatened against UniCapital or Newco which relates to the transactions contemplated by this Agreement.


7.       COVENANTS

         7.1 PRE-CLOSING COVENANTS. The following covenants shall apply during the period from and after the date hereof through the Closing Date:

                  (a) BUSINESS IN THE ORDINARY COURSE. Except as otherwise expressly contemplated by this Agreement, the Stockholders shall cause the Company to conduct its business solely in the ordinary course and consistent with past practice.

                  (b) EXISTING CONDITIONS. To the extent within the reasonable control of the Stockholders, the Stockholders shall not allow the Company to cause or permit to occur any of the events or occurrences described in Section
5.29 hereof. In addition, the Company shall not make any distributions to the Stockholders after the end of business on the day prior to the Closing Date.

                  (c) MAINTENANCE OF PROPERTIES AND ASSETS. Except as otherwise expressly contemplated by this Agreement, the Stockholders shall cause the Company to use its reasonable commercial efforts to, maintain and service its properties and assets in order to preserve their value and usefulness in the conduct of its business.


                  (d) EMPLOYEES AND BUSINESS RELATIONS. The Stockholders shall cause the Company to use its reasonable commercial efforts to keep available the services of its current employees and agents and to maintain its relations and goodwill with its suppliers, customers, distributors and any others with whom or with which it has business relations.

                  (e) MAINTENANCE OF INSURANCE. The Stockholders shall cause the Company to notify UniCapital of any material changes in the terms of the insurance policies and binders referred to on Schedule 5.19 hereto.

                  (f) COMPLIANCE WITH LAWS, ETC. The Stockholders shall cause the Company to comply with all laws, ordinances, rules, regulations and orders applicable to the Company or its business, operations, properties or assets, except where the noncompliance with which could not reasonably be expected to materially adversely affect the Company.

                  (g) CONDUCT OF BUSINESS. The Stockholders shall cause the Company to use its reasonable commercial efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true as though such representations and warranties were made on and as of each such date (except to the extent such representations or warranties expressly speak as of a specific date), and the Stockholders shall cause the Company to use its reasonable commercial efforts to cause all of the conditions to the obligations of the Company and the Stockholders under this Agreement to be satisfied on or prior to the Closing Date. The Stockholders shall cause the Company to maintain credit underwriting standards consistent with past practices.

                  (h) ACCESS. Upon prior reasonable notice, the Stockholders shall cause the Company to give to UniCapital's officers, employees, counsel, accountants and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to the Company and shall permit them to consult with the officers, employees, accountants, counsel and agents of the Company for the purpose of making such investigation of such entities as UniCapital shall reasonably request; provided that such investigation shall not unreasonably interfere with such entities business operations, and provided, further, that UniCapital shall not contact or consult with any non-officer employees of the Company without the Company's prior consent, which consent shall not be unreasonably withheld. Furthermore, the Stockholders shall cause the Company to furnish to UniCapital all such documents and copies of documents and records and information with respect to the affairs of such entity and copies of any working papers relating thereto as UniCapital shall from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 7.1(h) or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

                  (i) PRESS RELEASE AND OTHER COMMUNICATIONS. The Stockholders shall cause the Company to refrain from giving notice to third parties or otherwise make any press release or other public statement concerning this Agreement or the transactions contemplated hereby. No Stockholder shall, and the Stockholders shall cause the Company not to, grant any interview, publish any article, report or statement, or respond to any press inquiry or other inquiry of any third party relating to this Agreement, the business of the Company, the business (current and proposed) of UniCapital or any other matter connected with any of the foregoing without the express prior written approval of UniCapital and all inquiries and questions with respect to any of the foregoing shall be coordinated through Robert New, Chief Executive Officer of UniCapital. Each Stockholder shall, and shall cause the Company to, coordinate all communications with the employees and agents of the Company concerning this Agreement or the transactions contemplated hereby through UniCapital prior to making any such communication. Notwithstanding the above, the Stockholders may communicate, whether orally or in writing, with any lenders, lessors, customers, suppliers or any other parties from whom any consents, approvals or waivers are necessary or advisable, or to whom notice is necessary or advisable, as well as with any professional advisors with respect to the transactions contemplated by this Agreement and related matters. Notwithstanding the foregoing, this Section 7.1(i) shall not be interpreted to prevent the Company or any Stockholder from disclosing information as compelled by a court order or otherwise pursuant to legal process, provided, however, that prior to disclosing any information concerning this Agreement or the transaction contemplated hereby in response to any such court order or legal process, the Stockholders shall, or shall cause the Company to, provide UniCapital with prompt notice of the court order so that UniCapital may take whatever action it deems appropriate to prohibit such disclosure.

                  (j) EXCLUSIVITY. Except with respect to this Agreement and the transactions contemplated hereby, no Stockholder and none of their affiliates shall, and each of them shall cause the Company and their respective employees, agents and representatives (including any investment banking, legal or accounting firm retained by it or them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its Stockholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of, the Company other than any such transaction effected or to be effected in the ordinary course of business (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any person or entity relating to an Acquisition Proposal, and the Merger contemplated hereby. If the Company or any Stockholder, or any of their respective Agents, have provided any person or entity (other than UniCapital) with any confidential information or data relating to an Acquisition Proposal, then the Stockholders shall request the immediate return thereof. The Stockholders shall notify UniCapital immediately if any inquiries, proposals or offers relating to an Acquisition Proposal are received by, any confidential information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 7.1(j). The covenant contained in this Section 7.1(j) shall not survive any termination of this Agreement pursuant to Sections 11.1, 11.2 or 11.3.

                  (k) SUPPLIER APPROVAL. Except for those agreements set forth on Schedule 7.1(k), which individually or in the aggregate are not expected to have a material adverse effect on the business, assets, financial condition, results of operations or prospects of the Company, the Stockholders will cause the Company to satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable supplier agreements, and shall provide UniCapital with satisfactory evidence of such approvals.

                  (l) NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Stockholders will cause the Company to satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement, and shall provide UniCapital with proof that any required notice has been provided.

                  (m) NOTIFICATION OF CERTAIN MATTERS.

                           (i) The Company and the Stockholders shall give prompt notice to UniCapital of (A) the occurrence or non-occurrence of any event known to the Company or any Stockholder the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Section 5 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (B) any material failure of the Company or any Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder.

                           (ii) UniCapital shall give prompt notice to each Stockholder of (A) the occurrence or non-occurrence of any event known to UniCapital the occurrence of nonoccurrence of which would be likely to cause any representation or warranty contained in Section 6 to be untrue or inaccurate in any material respect at or prior to the Closing Date and (B) any material failure of UniCapital to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                           (iii) The delivery of any notice pursuant to this
         Section 7.1(m) shall not be deemed to (A) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.1(n), (B) modify the conditions set forth in Sections 8 or 9 or (C) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  (n) AMENDMENT OF SCHEDULES. Each party shall have, with respect to the representations and warranties of such party contained in this Agreement, an obligation until the Closing Date to supplement or amend the schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company, taken as a whole (a "Material Adverse Amendment"), may be made unless UniCapital consents to such amendment or supplement; and provided further, however, that UniCapital may not withhold consent to such Material Adverse Amendment if the same relates to (i) changes in facts or circumstances occurring subsequent to the date hereof, or (ii) facts and circumstances existing as of the date hereof that were not disclosed by the Stockholders because they did not have knowledge of them (but, with respect to facts and circumstances described in (ii) only to the extent that the omission thereof from Schedules attached hereto as of the date hereof was not the result of a lack of good faith diligence on the part of the Stockholders). Notwithstanding the foregoing, if any such amendment or supplement relates to changes in facts or circumstances occurring subsequent to the date of this Agreement and such amendment or supplement constitutes or reflects a Material Adverse Amendment, then such amendment or supplement shall be accepted by UniCapital subject to the provisions of Section 10.2 hereof. Only (i) the schedules attached to this Agreement at the time of its execution and (ii) amended schedules as accepted under the standards and provisions of this Section 7.1(n), shall be deemed to be part of this Agreement in accordance with Section
16.3 hereof.

                  (o) LITIGATION MATTERS. The parties hereby agree that all expenses, benefits, awards or ultimate liability associated with the litigation as listed on Schedule 5.24 shall remain solely with the Stockholders. The Stockholders shall be entitled to control the conduct, settlement or resolution of such litigation; provided, however, if the existence of any such litigation is having a materially adverse effect on the business of the Company or is reasonably likely to have a material advance impact on the business of the Company, then UniCapital shall have the right to participate in the conduct of such litigation. UniCapital shall not under this Agreement or any other agreement be entitled to, or subjected to, any expenses, benefits, awards or ultimate liability associated with such litigation. Following the Closing, UniCapital and the Company will take such action as may be necessary or desirable to effectuate the foregoing.

                  (p) EXISTING DEBT AND LEASE INSTRUMENTS. The Stockholders shall cause the Company to perform all of its obligations under existing debt and lease agreements and other agreements relating to or affecting its assets, properties, equipment and rights.

                  (q) ADDITIONAL DEBT AND LEASE INSTRUMENTS. Except as otherwise expressly contemplated by Section 7.1(p) of this Agreement, the Stockholders shall cause the Company not to enter into any new or amended debt or lease instruments, other than in the ordinary course of business, without the prior knowledge and consent of UniCapital.

                  (r) BULK SALES. The Stockholders shall cause the Company not to make (i) any bulk sales of the Company's inventory or (ii) any other sales of the Company's inventory except in the ordinary course of business consistent with past practice.

                  (s) DISTRIBUTIONS. The Stockholders shall cause the Company not to declare any dividends or pay out any bonuses, fees, commissions or any other distributions of any kind to the Stockholders, directors, management or other personnel which would, to the knowledge of the

Company or any Stockholder, result in a Net Worth Deficiency, without the prior knowledge and consent of UniCapital.

                  (t) HSR FILING. Subject to the terms and conditions of this Agreement and to the extent the Merger is a transaction subject to the filing of the HSR Act, each of the parties will take promptly all actions necessary to make the filings required of UniCapital and the Company or their affiliates under the HSR Act. Each party shall pay all expenses associated with such filings which are required to be made by such party.

         7.2 POST-CLOSING COVENANTS. The following covenants shall apply immediately following the Effective Time:

                  (a) UNICAPITAL STOCK OPTIONS. Immediately following the Effective Time, UniCapital shall make available options to purchase that number of shares of UniCapital Stock having a fair market value on the date of the grant, based upon the Closing Date's closing price of UniCapital Stock as reported by the New York Stock Exchange, equal to 6.25% of the Closing Date Consideration (valuing the UniCapital Stock to be issued as part of the Closing Date Consideration for the purposes of this Section 7.2(a)) to be granted from time to time through the Second Anniversary Date to non-Stockholder key employees of the Company (other than James K. Neff, Randall P. Fiorenza or any of their relatives) designated by James K. Neff and Randall P. Fiorenza; provided that, if requested by UniCapital, the Company shall reasonably demonstrate to UniCapital that such individuals are actively involved in the business of the Company as employees and contribute to the success of the Company. Such options (reserved for future issuance in accordance with the terms hereof) shall be granted at an exercise price equal to the fair market value of UniCapital Stock as of the date of grant. All options shall be granted in accordance with UniCapital's policies, and authorized and issued under the terms of UniCapital's principal stock option plan for the benefit of employees of UniCapital and its subsidiaries.

                  (b) RELEASE FROM GUARANTEES; INDEBTEDNESS. Not later than 120 days following the Closing Date, UniCapital shall cause the Stockholders to be released from any and all personal guarantees of the indebtedness of the Company at the Closing Date set forth on Schedule 7.2(b); provided, that, in the event that the beneficiary of any such guarantee is unwilling to permit the substitution of UniCapital's guarantee for the Stockholder's guarantee or the assumption by UniCapital of the indebtedness, or in the event that the lender with respect to the indebtedness to which such guarantee related accelerates such indebtedness whether or not prior to such 120 day period because of the consummation of the transactions contemplated hereby, UniCapital shall repay up to that amount of recourse indebtedness set forth on Schedule 7.2(b). The failure of the Company to obtain the consent of its lenders to the change of control of the Company or the substitution of a UniCapital guaranty or the assumption by UniCapital of the indebtedness set forth in Schedule 7.2(b) shall not be deemed a breach hereunder.

                  (c) FORM I NEGATIVE DECLARATION. The Stockholders, solely at their expense, will take the necessary steps to file a Form I negative declaration with the Connecticut Department of Environmental Protection within 10 days of the transfer of any premises on which business is operated, provided such premises constitutes an "establishment" under the Connecticut Transfer Act, Conn. Gen. Stat. Section 22a-134.

                  (d) CREDIT FACILITY. UniCapital will take all reasonable action to assure that an aggregate of up to $50,000,000 of capital will be made available to the Company, as and when needed for transactions through the Second Anniversary Date, which capital, at UniCapital's sole discretion, will be comprised of funds from UniCapital's credit facility and/or UniCapital's general corporate funds.

                  (e) TRANSFER OF CAR LEASES. No later than five business days following the Closing, the Stockholders will transfer to the Stockholders or such third party as the Stockholders elect (i) the lease between the Company and Felix F. Callari, Inc. d/b/a Continental BMW of Darien for the purpose of leasing a 1998 BMW Model #750IL, Identification #WBAGK2325WDH69676 and (ii) the lease between the Company and Felix F. Callari, Inc. d/b/a Continental BMW of Darien for the purpose of leasing a 1998 BMW Model #750IL, Identification #WBAGK2323WDH69739.


8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE STOCKHOLDERS

         The obligations of the Stockholders hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. UniCapital and Newco shall have delivered to the Stockholders a certificate dated the Closing Date and signed by them to the effect that all of the representations and warranties of UniCapital and Newco contained in Section 6 of this Agreement shall be true on and as of the Closing Date and (except to the extent the representations and warranties expressly speak as of an earlier date) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by UniCapital); and each and all of the agreements of UniCapital and Newco to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         8.2 EMPLOYMENT AGREEMENTS. The Surviving Corporation shall have executed and delivered Employment Agreements, in the form of Annex V attached hereto (each, an "Employment Agreement"), to each of James K. Neff and Randall
P. Fiorenza.

         8.3 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         8.4 REPAYMENT OF STOCKHOLDER LOANS. UniCapital shall have delivered to the Company, by wire transfer pursuant to the instructions received by UniCapital from the Stockholders, an amount equal to the aggregate outstanding principal amount of the Stockholder Loans, together with accrued and unpaid interest thereon through the Closing Date (the "Loan Proceeds"). Immediately thereafter, the Loan Proceeds shall have been used by the Company to repay in full the Stockholder Loans, by wire transfer of same day funds to such accounts as shall have been designated by the Stockholders.



9.       CONDITIONS PRECEDENT TO OBLIGATIONS OF UNICAPITAL AND NEWCO

         The obligations of UniCapital and Newco hereunder are subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

         9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. The Company and the Stockholders shall have delivered to UniCapital a certificate dated the Closing Date and signed by them to the effect that all of the representations and warranties of the Company and the Stockholders contained in
Section 5 of this Agreement shall be true on and as of the Closing Date and (except to the extent the representations and warranties expressly speak as of an earlier date) as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto (which shall not serve to modify any representation or warranty made herein or in any other document or otherwise in information supplied by the Company or any Stockholder); and each and all of the agreements of the Stockholders and the Company to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

         9.2 NO LITIGATION. No action or proceedings before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by UniCapital of the Company Stock and no governmental agency or body shall have taken any other action or made any request of UniCapital as a result of which the management of UniCapital deems it inadvisable to proceed with the transactions hereunder.

         9.3 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, UniCapital shall have had sufficient time to review the Company's financial statements for the period ending March 31, 1998, the unaudited balance sheet of the Company as of the end of the most recently completed calendar month (or the preceding month if the Closing shall be on or before the 15th day of a month), and the unaudited statements of operations, cash flows and stockholders' equity of the Company for the periods then ended, which statements shall have disclosed no material adverse change in the financial condition of the Company or the results of operations of the Company from the financial statements originally furnished as set forth in Schedule 5.11.

         9.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company shall have occurred, and the Company shall not have suffered any material loss or damage to any of its properties or assets, whether or not covered by insurance, since the Audited Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of such entity to conduct its business as now conducted or as proposed to be conducted; and UniCapital shall have received on the Closing Date a certificate signed by the Company and the Stockholders and dated the Closing Date to such effect.

         9.5 REGULATORY REVIEW. UniCapital, through its authorized representatives, shall have completed a satisfactory review of the practices and procedures of the Company including environmental and land use practices, Occupational Safety and Health Act ("OSHA") practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the respective operations of the Company, which review reflects compliance with all applicable laws governing the Company, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to UniCapital, in its sole discretion.

         9.6 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to UniCapital an instrument dated the Closing Date releasing the Company from any and all claims of the Stockholders against the Company. The Company shall have delivered to UniCapital an instrument dated the Closing Date releasing the Stockholders from any and all claims of the Company against each of the Stockholders, except for any claims or obligations under this Agreement or any other agreement contemplated hereby.

         9.7 EMPLOYMENT AGREEMENT. James K. Neff and Randall P. Fiorenza shall have each executed and delivered an Employment Agreement in the form of Annex V attached hereto.

         9.8 OPINION OF COUNSEL. UniCapital shall have received an opinion from Cummings & Lockwood, counsel to the Stockholders, dated the Closing Date, in form and substance reasonably satisfactory to UniCapital, that, with respect to the Company:

                  (a) the Company has been duly organized and the Company is validly existing under the laws of the state of its incorporation;

                  (b) based upon a review of the Company's minute books and the Material Contracts, the authorized and outstanding capital stock of the Company is as represented by the Stockholders in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of any statutory, or, to such counsel's knowledge, contractual, preemptive rights of any stockholder;

                  (c) to such counsel's knowledge based upon a review of the Company's minute books and the Material Contracts and except for this Agreement, the Company has no outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

                  (d) this Agreement has been duly executed and delivered by each Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable in accordance with its terms, except (i) as such enforceability may be subject to bankruptcy, moratorium, insolvency and other similar laws relating to or affecting the rights of creditors, (ii) as the same may be subject to the effect of general principles of equity or public policy and (iii) that no opinion need be expressed as to the enforceability of indemnification and non-competition provisions included herein;

                  (e) each Transaction Document contemplated by this Agreement to be executed by the Company has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors, (ii) as the same may be subject to the effect of general principles of equity and public policy, and (iii) that no opinion need be expressed as to the enforceability of indemnification and non-competition provisions included therein;

                  (f) to such counsel's knowledge, no notice to, consent, authorization, approval or order of any court or governmental agency or body is required in connection with the execution, delivery or consummation of this Agreement by any Stockholders or for the transfer to UniCapital of the Company Stock; and

                  (g) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the Company's charter documents or the bylaws or any Material Contract or Lease listed on Schedule 5.16 and 5.34, other than the items listed on Schedule 5.16(a). Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

         9.9 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made.

         9.10 GOOD STANDING CERTIFICATES. Stockholders shall have delivered to UniCapital certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the Company's state of incorporation and, unless waived by UniCapital, in each state in which the Company is authorized to do business, showing that each such entity is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for such entity for all periods prior to the dates of such certificates have been filed and paid.

         9.11 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  9.12 Due Diligence. UniCapital and its representatives shall have completed its due diligence investigation of the Company, with respect to the Company's operations in its entirety, and concluded that the results of such investigation are satisfactory to UniCapital.


10.      INDEMNIFICATION; SURVIVAL

         10.1 GENERAL INDEMNIFICATION BY STOCKHOLDERS. After the Effective Time, subject to the limitations contained in Section 10.5 hereof, each Stockholder shall indemnify, defend, protect and hold harmless UniCapital and its Affiliates at all times from and after the date of this

Agreement until the Expiration Date (as defined in Section 10.6) from and against all claims, damages, losses, liabilities, actions, suits, proceedings, demands, agents, adjustments, costs and expenses (including reasonable attorneys' fees and expenses of investigation) (collectively, "Losses") incurred by UniCapital as a result of or arising from (a) any breach of the representations and warranties made by the Stockholders set forth herein or on the schedules or certificates delivered in connection herewith, and (b) any nonfulfillment of any covenant or agreement on the part of any Stockholder under this Agreement.

         10.2 SPECIFIC INDEMNIFICATION BY STOCKHOLDERS. Subject to the limitations contained in Section 10.5 hereof, notwithstanding any disclosure made in this Agreement or in the schedules or exhibits hereto, and notwithstanding any investigation by UniCapital or Newco, each Stockholder, jointly and severally, shall indemnify, defend, protect and hold harmless UniCapital and its Affiliates at all times from and after the date of this Agreement, from and against all Losses as a result of or incident to: (a) the litigation matters listed on Schedule 5.24; (b) the environmental matters listed on Schedule 5.32; (c) any matters related to the employment status of any person who, directly or through any entity, has provided or is providing services to the Company; and (d) any Material Adverse Amendments.

         10.3 INDEMNIFICATION BY UNICAPITAL AND NEWCO. Subject to the limitations contained in Section 10.5 hereof, UniCapital and Newco, jointly and severally, shall indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement from and against all Losses incurred by the Stockholders as a result of or arising from (a) any breach of the representations and warranties made by UniCapital and Newco set forth herein or on the schedules or certificates attached hereto and (b) any nonfulfillment of any covenant or agreement on the part of UniCapital under this Agreement.

         10.4 THIRD PARTY CLAIMS

                  (a) In order for a party hereto eligible to be indemnified hereunder (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim or demand made by any person or entity against the Indemnified Party (a "Third Party Claim"), such Indemnified Party must notify the parties obligated to provide indemnification pursuant to Section 10.1, 10.2, or 10.3 hereof (each an "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim within 30 business days after receipt by such Indemnified Party of written notice of the Third Party Claim; providing, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim. To the extent the Indemnifying Party has actually paid any amount to the Indemnified Party in respect of any Loss in connection with such Third Party Claim, the Indemnifying Party shall have a right of subrogation with respect to such Third Party Claim to the extent of such payment.

                  (b) The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel (provided that such counsel is not reasonably objected to by the Indemnified Party), any Third Party Claim as the Indemnifying Party pursues the same in good faith and diligently and so long as the Third Party Claim does not relate to an actual or potential Loss to which
Section 10.4(e) applies in which the Indemnified Party is UniCapital, Newco or the Surviving Corporation. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel). After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses, and except in the case of a Third Party Claim relating to an actual or potential Loss to which Section 10.4(e) applies in which the Indemnified Party is UniCapital, Newco or the Surviving Corporation.

                  (c) No Indemnifying Party shall, in the defense of any Third Party Claim, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) or enter into any settlement, except with the written consent of the Indemnified Party, which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim or matter.

                  (d) If the Indemnifying Party does not assume the defense of any Third Party Claim, then the Indemnified Party may defend against such Third Party Claim in such manner as it deems appropriate at the expense of the Indemnifying Party.

                  (e) Notwithstanding anything to the contrary in this Section 10, if at any time, in the reasonable opinion of UniCapital, as the Indemnified Party (notice of which opinion shall be given in writing to the Indemnifying Party), any Third Party Claim seeks material prospective relief (other than the payment of monetary damages) which could have a material adverse effect on any such Indemnified Party or any subsidiary, then such Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense (including fees and disbursements of counsel and experts, as well as any sampling, testing, investigation, removal, treatment or remediation undertaken by UniCapital and all counseling or engineering fees and expenses related thereto) shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, then the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

         10.5 LIMITATIONS ON INDEMNIFICATION. No Indemnified Party shall assert any claim (other than a Third Party Claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed $1,000,000 (the "Basket Amount"), at which time an Indemnified Party shall be entitled to seek indemnification pursuant to this Section 10, but only to the extent that such claims, in the aggregate, exceed the Basket Amount. For purposes of this Section 10.5, the Stockholders shall be considered to be a single Indemnifying and Indemnified Party and UniCapital and Newco shall be considered to be a single Indemnifying and Indemnified Party. Notwithstanding any other term of this Agreement, in no event shall any Stockholder be liable under this Section 10 or otherwise for an amount which exceeds the aggregate value (determined at the Closing Date) of the Merger Consideration received by such Stockholder under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, the limitations upon indemnification contained in this Section 10.5 shall not apply to Losses arising out of (i) any breach of the representations and warranties of the Stockholders contained in Sections 5.4, 5.13, 5.24, 5.26 and 5.32 hereof or
(ii) any breach by any party of any of its covenants under Section 7.2 of this Agreement. Notwithstanding the foregoing, the Basket Amount shall automatically increase by an amount (such amount is referred to as the "Basket Adjustment") equal to one percent of any Earn-Out Consideration that is finally determined to be due to the Stockholders pursuant to Section 2.3 hereof. If the Basket Amount is adjusted pursuant to the preceding sentence after such time as any Indemnified Party, pursuant to this Section 10, has collected an amount in excess (such excess amount is referred to as the "Excess Indemnity") of the Basket Amount (prior to giving effect to the applicable Basket Adjustment), then such Indemnified Party, within 10 business days after the final determination of such Earn-Out Consideration, shall pay to the Indemnifying Party an amount equal to the lesser of applicable Basket Adjustment or the Excess Indemnity. In addition, notwithstanding any provision of this Agreement to the contrary, for the purposes of preventing a double recovery the Stockholders shall not be obligated to indemnify UniCapital or any other indemnified parry pursuant to
Section 10.1 or 10.2 with respect to any particular act, omission, condition or event if and to the extent that the loss resulting or arising from such act, omission, condition or event has, directly or indirectly, been taken into account in the computation of any Net Worth Deficiency provided for in Section 3.1.

         10.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of one year from the Closing Date (which date is hereinafter called the "Expiration Date"), except that:

                  (a) the representations and warranties contained in Section
5.26 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Closing Date, which shall be deemed to be the Expiration Date for purposes of this clause (a) and for claims arising from a breach of the representations and warranties contained in such Section 5.26;

                  (b) the representations and warranties contained in Section 5.27(f) hereof shall survive until such time as one full fiscal year's cycle of transactions occurring entirely within the twenty-first century shall have been processed and UniCapital's consolidated financial statements for the fiscal year in which the last such transaction to be processed occurred have been audited, which shall be deemed to be the Expiration Date for purposes of this clause (b) and for claims arising from a breach of the representations and warranties contained in such Section 5.27(f);

                  (c) the representations and warranties contained in Section
5.32 hereof shall survive for a period of five years from the Closing Date, which shall be deemed the Expiration Date for purposes of this clause (c) and for claims arising from a breach of the representations and warranties contained in such Section 5.32;

                  (d) the representations and warranties of the Stockholders contained in Section 5.4 hereof shall survive the Closing Date without time limitation; and

                  (e) any representations and warranties which serve as a basis of the indemnity obligations of the Stockholders under Section 10.2(d) shall survive the Closing Date for a period of one year unless the Material Adverse Amendment is with respect to Sections 5.26, 5.27(f), 5.32 or 5.4, in which case the time periods specified above shall govern, and (ii) the representations and warranties contained in Section 5.34(d) regarding delinquent accounts identified on Schedule 5.34(d) shall survive until the final resolution of such delinquent accounts.

                  (f) From and after the Closing Date, to the extent permitted by law, the indemnities set forth in this Article X shall be the exclusive remedies of the parties hereto and their Affiliates for any misrepresentation, breach of warranty or nonfulfillment or failure to be preformed of any covenant or agreement contained in this Agreement, and the parties hereto shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto waive; provided that nothing herein shall be deemed to limit a party hereto from seeking equitable remedies with respect to the breach of any covenant.

11.      TERMINATION OF AGREEMENT

         11.1 TERMINATION BY UNICAPITAL. UniCapital may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement (a) if a material default shall be made by the Company or the Stockholders in the observance or due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur, (b) if UniCapital in its sole judgment determines that any condition exists which has made or could reasonably be expected to make any of the representations or warranties contained in Section 5 hereof untrue in any material respect or (c) if UniCapital in its sole judgment determines that information disclosed on the schedules to the Agreement delivered pursuant to
Section 7.1(n) has or could reasonably be expected to have a material adverse effect on the business, operations, assets, properties, prospects or condition (financial or otherwise) of the Company.

         11.2 TERMINATION BY THE STOCKHOLDERS. The Stockholders may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if a material default shall be made by UniCapital in the observance or due and timely performance of any of the material covenants, agreements or conditions contained herein, and the curing of such default shall not have been substantially made on or before the Closing Date and shall not reasonably be expected to occur.

         11.3 AUTOMATIC TERMINATION. This Agreement shall terminate automatically if the Closing Date has not occurred prior to August 15, 1998.


12.      NONCOMPETITION AND NONSOLICITATION

         12.1 NONCOMPETITION

                  (a) In order to protect the value and goodwill of UniCapital, the Company and their respective businesses, each Stockholder covenants that, for the period ending two years after the Closing Date, such Stockholder will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise with, or use or permit such Stockholder's name to be used in connection with, any business or enterprise which is engaged directly or indirectly in competition anywhere in the United States with the business conducted by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates (the "Restricted Business"). Each Stockholder recognizes that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in subsection (b)) are therefore not appropriate. The foregoing restrictions shall not be construed to prohibit the ownership by a Stockholder as a passive investment (i) of not more than five percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") or (ii) in any business or enterprise that is not so directly or indirectly in competition with the Restricted Business as it exists on the date of this Agreement.

                  (b) Each Stockholder further covenants that for the period ending two years after the Closing Date, such Stockholder will not, either directly or indirectly, (i) call on or solicit any customers or prospective customers of the Restricted Business who were actually solicited by the Company prior to the Effective Time, or (ii) solicit the employment of any person who is employed by UniCapital, the Surviving Corporation or any of its or their respective subsidiaries or affiliates in the Restricted Business during such period.

                  (c) Each Stockholder recognizes and acknowledges that by reason of such Stockholder's relationship to the Company, such Stockholder has had access to confidential information relating to the Restricted Business. Each Stockholder acknowledges that such confidential information is a valuable and unique asset and covenants that such Stockholder will not disclose any such confidential information after the Closing Date to any person for any reason whatsoever, except (i) as compelled by a court order or otherwise pursuant to legal process, (ii) as to any information that becomes generally available to the public other than as a result of disclosure by any of the Stockholders or their Affiliates, and (iii) as to any information that becomes available to any of the Stockholders or their Affiliates on a non-confidential basis from a source not under an obligation of confidentiality other than UniCapital, the Company, or any of their Affiliates.

         12.2 DAMAGES. Each Stockholder acknowledges and agrees that measuring economic losses to UniCapital and the Surviving Corporation as a result of the breach of the foregoing covenants in this Section 12 would be impossible, and that any breach of the foregoing covenants would result in immediate and irreparable damage to UniCapital and the Surviving Corporation for which they would have no other adequate remedy. Accordingly, the Stockholders agree that, in the event of a breach by a Stockholder of the foregoing covenants, such covenants may be enforced by UniCapital or the Surviving Corporation by, without limitation, injunctions and restraining orders against such Stockholder.

         12.3 REASONABLE RESTRAINT. The Parties agree that the foregoing covenants in this Section 12 impose a reasonable restraint upon the Stockholders in light of the activities and business of UniCapital on the date of the execution of this Agreement and the current and future plans of UniCapital and the Surviving Corporation (as successors to the businesses of the Company), and that any violation will result in irreparable injury to UniCapital.

         12.4 SEVERABILITY; REFORMATION. The covenants in this Section 12 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, if any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         12.5 INDEPENDENT COVENANT. All of the covenants in this Section 12 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Stockholder against the Company or UniCapital whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The parties specifically agree that the period of two years stated above shall be computed by excluding from such computation any time during which any Stockholder is found by a court of competent jurisdiction to be in violation of any provision of this Section 12.

         12.6 MATERIALITY. The Stockholders hereby acknowledge and agree that thc covenants contained in this Section 12 are a material and substantial part of this transaction and are entered into in connection with and as an inducement to the acquisition by UniCapital of the Company.


13.      NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         13.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company and the Company, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of such corporations and their respective businesses. Neither the Company nor any Stockholder shall use or disclose, nor shall the Stockholders cause the Company from using or disclosing, any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (i) to authorized representatives of UniCapital, (ii) as compelled by a court order or otherwise pursuant to legal process, (iii) as to any information that becomes generally available to the public other than as a result of disclosure by any of the Stockholders or their Affiliates, and (iv) as to any information that becomes available to any of the Stockholders or their Affiliates on a non-confidential basis from a source other than UniCapital, the Company or any of their Affiliates. In the event of a breach or threatened breach by the Stockholders of the provisions of this Section 13.1, UniCapital and the Surviving Corporation shall be entitled to an injunction restraining Stockholders from using or disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting UniCapital and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         13.2 UNICAPITAL. UniCapital recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date will have, access to (i) certain confidential information solely of the Company in connection with their respective businesses ("Company Information") and (ii) certain confidential information concerning the Stockholders and certain business and activities of the Stockholders that are not a part of the transactions contemplated by this Agreement ("Stockholder Information"). Prior to the Closing Date with respect to Company Information and at any time with respect to Stockholder Information, UniCapital shall not disclose any such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever without prior written consent of the Stockholders. If at any time prior to the Closing Date, the parties hereto do not wish to proceed with the transactions contemplated by this Agreement, UniCapital will promptly (and in no event later than five business days after such request) redeliver or cause to be redelivered to the Company all copies of the Company Information and Stockholder Information furnished to UniCapital by or on behalf of the Company and destroy or cause to be destroyed all materials prepared by UniCapital or any of its representatives in connection with the transactions contemplated hereby. In the event of a breach or threatened breach by UniCapital of the provisions of this
Section 13.2, the Stockholders shall be entitled to an injunction restraining UniCapital from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         13.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, UniCapital the Surviving Corporation and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenants, such covenants may be enforced against them by injunctions and restraining orders.

14.      FEDERAL SECURITIES AND CONTRACTUAL RESTRICTIONS ON UNICAPITAL STOCK

         14.1 INVESTMENT INTENT. The Stockholders represent and warrant that the shares of UniCapital Stock to be acquired by the Stockholders pursuant to this Agreement are being acquired solely for their own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         14.2 SALES OF UNICAPITAL STOCK.

                  (a) No Stockholder will, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of the shares of UniCapital Stock to be received by such Stockholder in the Merger prior to the date that is (i) with respect to the shares issued as of the Closing Date, including the Holdback Shares, one year from the Closing Date and (ii) with respect to the shares issued in payment of the Earn-Out Consideration, one year from the date of determination of the Earn-Out Consideration. Notwithstanding the foregoing: (i) after January 27, 1999, no Stockholder will be restricted from engaging in any
(A) hedging transaction (including, without limitation, any short sale, short sale "against the box," "collar," "cap," purchase of a "put," sale of a "call" or purchase or sale of any option (whether or not listed) or any other device that would insulate the Stockholder from or mitigate the risk of a change in the price of UniCapital Stock without involving an actual sale of the underlying shares) with respect to any shares of UniCapital Stock or securities convertible into or exchangeable for shares of UniCapital Stock owned by such Stockholder, and (B) sale or other disposition of shares of UniCapital Stock, provided such sale or other disposition is conducted in such manner as would be required by law if such shares of UniCapital Stock were restricted stock within the meaning of Rule 144 under the Securities Act ("Rule 144"), had not been held for the minimum holding period specified in Section (d) of Rule 144, and were sold without registration in accordance with the Securities Act; and (ii) on December 2, 1998, the restrictions set forth in this Section shall terminate with respect to 547,945 shares of UniCapital Stock (the "Unrestricted Shares") in such proportion as is set forth on Annex III.

                  (b) Each Stockholder acknowledges and agrees that UniCapital will not provide such Stockholder with a prospectus for such Stockholder's use in selling the shares of UniCapital Stock to be received by such Stockholder in the Merger, and agrees to sell such shares only in accordance with the requirements, if any, of Rule 145(d) promulgated under the Securities Act. UniCapital acknowledges that the provisions of this Section 14.2(b) will be satisfied as to any sale by a Stockholder of the UniCapital Stock Stockholder may acquire in the Merger pursuant to Rule 145(d) under the Securities Act, by a broker's letter and a letter from the Stockholder with respect to that sale stating that the applicable requirements of Rule 145(d)(1) have been met or are inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3), provided, however, that UniCapital has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d) and subject to any changes in Rule 145 after the date of this Agreement.

         14.3 ECONOMIC RISK SOPHISTICATION. The Stockholders represent and warrant that they are able to bear the economic risk of an investment in UniCapital Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. The Stockholders further represent and warrant that they (a) fully understand the nature, scope and duration of the limitations on transfer contained in this Agreement and (b) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore have the capacity to protect their own interests in connection with the acquisition of the UniCapital Stock.

         14.4 INFORMATION SUPPLIED. The Stockholders represent and warrant that, as of the date of this Agreement, they have had an adequate opportunity to ask questions and receive answers from the officers of UniCapital concerning UniCapital, its business, operations, plans and strategy, and the background and experience of its officers and directors. The Stockholders represent and warrant that they have asked any and all questions that they may have in the nature described in the preceding sentence and that all such questions have been answered to their satisfaction.


15.      SECURITIES LEGENDS

         The certificate or certificates evidencing the shares of UniCapital Stock to be delivered to the Stockholders in the Merger will bear restrictive legends substantially in the following forms:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THESE SHARES MAY ONLY BE TRANSFERRED PURSUANT TO A REGISTRATION STATEMENT COVERING THE TRANSFER OF SUCH SHARES OR A VALID EXEMPTION FROM REGISTRATION.

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL HOLDING PERIOD EXPIRING ON ***, PURSUANT TO THAT CERTAIN AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 27, 1998, AMONG THE ISSUER AND THE STOCKHOLDERS OF UNITED STATES TURBINE ENGINE CORP., A CONNECTICUT CORPORATION. PRIOR TO THE EXPIRATION OF SUCH HOLDING PERIOD, SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) WHEN THE HOLDING PERIOD HAS EXPIRED.

*** The certificates issued in payment of the Closing Date Consideration will read "July 27, 1999." The certificates issued in payment of the Earn-Out Consideration will recite the date that is one year from the determination of the Earn-Out Consideration.

In addition, such certificates shall also bear such other legends as counsel for UniCapital reasonably determines are required under the applicable laws of any state. Notwithstanding the foregoing, the certificate or certificates evidencing the Unrestricted Shares shall bear only the restrictive legend contained in the first bolded paragraph above.


16.      GENERAL

         16.1 COOPERATION. The Stockholders and UniCapital shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use their reasonable commercial efforts to have the officers, directors and employees of the Company prior to the Closing Date cooperate with UniCapital on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date; provided, however, that UniCapital shall not make unreasonable demands of such Stockholder following such Stockholder's termination of employment with UniCapital or its Affiliates in light of such Stockholder's personal or professional obligations at that time.

         16.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the Surviving Company, the successors of UniCapital, and the heirs and legal representatives of the Stockholders.

         16.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company, UniCapital and Newco and supersedes any prior agreements and understandings relating to thc subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto, enforceable in accordance with its terms, and may be modified or amended only by a written instrument executed by the Stockholders (subject to the limitations set forth below), and the Company, UniCapital and Newco acting through their respective officers, duly authorized by their respective Boards of Directors.

         16.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.

         16.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with the transactions contemplated hereby, and each of UniCapital and Newco, on the one hand, and the Stockholders, on the other hand, agrees to indemnify the other against all loss, liability, cost, damages or expense arising out of or related to claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

         16.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, UniCapital will pay the fees, expenses and disbursements of UniCapital and Newco and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the Stockholders (and not the Company) will pay the fees, expenses and disbursements of the Stockholders, the Company and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance of this Agreement by the Stockholders and the Company and in compliance with all conditions to be performed by the Stockholders and the Company under this Agreement.

         16.7 NOTICES. All notices and other communications hereunder shall be in writing (including wire, telefax or similar writing) and shall be sent, delivered or mailed, addressed, or telefaxed:

                  (a)      If to UniCapital or Newco, addressed to them at:

                           UniCapital Corporation
                           10800 Biscayne Boulevard, Suite 300
                           Miami, FL  33161
                           Attn:  Martin Kalb

                           Telephone: (305) 899-5000
                           Telefax: (305) 899-5050

                           with a copy to:

                           Michael W. Goroff
                           Milbank, Tweed, Hadley & McCloy
                           One Chase Manhattan Plaza
                           New York, NY  10005

                           Telephone:  (212) 530-5690
                           Telefax:  (212) 530-0183

                  (b) If to the Stockholders, addressed to them in care of the Stockholders' Representative at:

                           United States Turbine Engine Corp.
                           79 Glover Avenue
                           Norwalk, CT  06850

                           Telephone: (203) 454-5725
                           Telefax: (203) 221-1608

                           with a copy to:

                           Katherine P. Burgeson
                           Cummings & Lockwood
                           Four Stamford Plaza
                           P.O. Box 120
                           Stamford, Connecticut  06904-0120

                           Telephone: (203) 351-4260
                           Telefax: (203) 708-3889 (direct)
                                    (203) 351-4260 (general)


Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telefax, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 16.7 (or in accordance with the latest unrevoked written direction from such party) and (ii) if given by telefax, when such telefax is transmitted to the telefax number specified in this Section 16.7 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received.

         16.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to any of the provisions thereof that would require the application of the substantive laws of any other jurisdiction. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York; (b) irrevocably submits to the jurisdiction of such courts; (c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

         16.9 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         16.10 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         16.11 REMEDIES CUMULATIVE. No right remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         16.12 CAPTIONS, INTERPRETATION. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP. The "knowledge" of a Stockholder means, in the case of any Stockholder which is a partnership, the knowledge of any partner of such Stockholder or any person or entity having a direct or indirect equity interest in any such partner.


17.      DEFINITIONS

                  "Accounts Receivable" is defined in Section 5.13.

                  "Acquisition Proposal" is defined in Section 7.1(j).

                  "Affiliates" are defined in Section 4.2.

                  "Agent" is defined in Section 7.1(j).

                  "Agreement" is defined in the preamble to this Agreement.

                  "Anniversary Date" is defined in Section 2.3(b).

                  "Audited Balance Sheet Date" is defined in Section 5.12(a).

                  "Audited Financial Statements" are defined in Section 5.11(a).

                  "Authorizations" are defined in Section 5.22.

                  "Basket Adjustment" is defined in Section 10.5.

                  "Basket Amount" is defined in Section 10.5.

                  "Benefit Plan" is defined in Section 5.21.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.

                  "Certificates" are defined in Section 2.2.

                  "Certificate of Merger" is defined in Section 1.3.

                  "CBCA" is defined in Section 1.1.

                  "Closing" is defined in Section 1.2.

                  "Closing Date" is defined in Section 1.2.

                  "Closing Date Balance Sheet" is defined in Section 3. 1.

                  "Closing Date Consideration" is defined in Section 2.1(a)(ii).

                  "Closing Net Worth" is defined in Section 3.1(a).

                  "Code" is defined in Section 2.3(c).

                  "Company" is defined in the preamble to this Agreement.

                  "Company Documents" are defined in Section 5.2.

                  "Company Information" is defined in Section 13.2.

                  "Company Stock" is defined in Section 2.1(a).

                  "Constituent Corporations" are defined in Section 1.1.

                  "DGCL" is defined in Section 1.1.

                  "Disputed Amounts" are defined in Section 3.2.

                  "Earn-Out Consideration" is defined in Section 2.3(c).

                  "EBT" is defined in Section 2.3(a).

                  "Effective Time" is defined in Section 1.3.

                  "Employment Agreements" are defined in Section 8.2.

                  "Environmental Laws" mean any and all applicable treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management. Release or threatened Release of or exposure to Hazardous Substances, including

         CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.
         Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C Section 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C.
         Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder.

                  "Environmental Permits" mean all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws for the operation of the business of the applicable Company.

                  "Equipment" is defined in Section 5.34.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Property" is defined in Section 4.1(b).

                  "Excess Indemnity" is defined in Section 10.5.

                  "Exchange Act" is defined in Section 12.1(a).

                  "Expiration Date" is defined in Section 10.6.

                  "Financial Statements" are defined in Section 5.11(b).

                  "First Anniversary Date" is defined in Section 2.3(a).

                  "First Anniversary Escrow Disbursement" is defined in Section 4.2.

                  "GAAP" is defined in Section 2.3(a).

                  "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

                  "Hazardous Substance" means, collectively, (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls,
         (b) any chemicals or other materials or substance that are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

                  "Holdback Shares" are defined in Section 4.1(a)(ii).

                  "HSR Act" is defined in Section 5.3.

                  "Indemnified Party" is defined in Section 10.4(a).

                  "Indemnifying Party" is defined in Section 10.4(a).

                  "Indemnity Escrow Agent" is defined in Section 4.1(a).

                  "Independent Accounting Firm" is defined in Section 3.2.

                  "Intellectual Property" is defined in Section 5.27(a).

                  "Interim Balance Sheet Date" is defined in Section 5.11(b).

                  "Inventory" shall include all inventories of raw materials, work-in-process, finished goods, products under research and development, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the business of the Company is conducted, or located at customers' or suppliers' premises on consignment, in each case, which are used or held for use by the Company in the conduct of its business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other person or entity, together with all rights of the Company against suppliers of such inventories.

                  "Lease Documents" are defined in Section 5.34.

                  "Leases" are defined in Section 5.34.

                  "Liabilities" are defined in Section 5.12(a).

                  "Loan Proceeds" are defined in Section 8.4.

                  "Losses" are defined in Section 10.1.

                  "Material Adverse Amendment" is defined in Section 7.1(n).

                  "Material Contracts" are defined in Section 5.16.

                  "Merger" is defined in the preamble to this Agreement.

                  "Merger Consideration" is defined in Section 2.1(b).

                  "Merger Consideration Shares" are defined in Section
         2.1(a)(ii).

                  "Net Worth Deficiency" is defined in Section 3.1.

                  "Newco" is defined in the preamble to this Agreement.

                  "Newco Common Stock" is defined in Section 2.1(c).

                  "Obligor" is defined in Section 5.34.

                  "Ordinary course" or "ordinary course of business" means the leasing, acquisition, sale and/or trading of engine and engine parts, providing financial structures and similar products or services relating to the engine and engine parts industry, and providing consulting and/or advisory services with respect to any of the foregoing.

                  "OSHA" is defined in Section 9.5.

                  "PCBs" are defined in Section 5.32(h).

                  "Permit" is defined in Section 5.14.

                  "Regulations" are defined in Section 5.22.

                  "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure).

                  "Restricted Business" is defined in Section 12.1(a).

                  "Rule 144" is defined in Section 14.2(a).

                  "Scheduled Payments" are defined in Section 5.34.

                  "Second Anniversary Date" is defined in Section 2.3(b).

                  "Secretary of State" is defined in Section 1.3.

                  "Securities Act" is defined in Section 5.15.

                  "Stockholder Information" is defined in Section 13.2.

                  "Stockholder Loans" are defined in Section 5.12(d).

                  "Stockholders" are defined in the preamble to this Agreement.

                  "Stockholders' Representative" is defined in Section 3.3.

                  "Subsidiary" is defined in Section 5.1.

                  "Surviving Corporation" is defined in Section 1.1.

                  "Surviving Corporation Common Stock" is defined in Section 2.1(c).

                  "Tax Returns" are defined in Section 5.26.

                  "Taxes" are defined in Section 5.26.

                  "Third Party Claim" is defined in Section 10.4(a).

                  "Transaction Documents" means the Employment Agreements and the Certificate of Merger.

                  "Unaudited Financial Statements" are defined in Section
         5.11(b).

                  "UniCapital" is defined in the preamble to this Agreement.

                  "UniCapital Documents" are defined in Section 6.3.

                  "UniCapital Prospectus" is defined in Section 5.40.

                  "UniCapital Stock" is defined in Section 2.1(a)(ii).

                  "Unrestricted Shares" are defined in Section 14.2(a).



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF the parties hereto have executed this Merger Agreement as of the day and year first above written.

                                     UNICAPITAL CORPORATION



                                     By: /s/ DANIEL M. CHAIT
                                         ----------------------------
                                     Name:  Daniel Chait
                                     Title: Vice President & Treasurer

                                     USTEC ACQUISITION CORP.



                                     By: /s/ DANIEL M. CHAIT
                                         ----------------------------
                                     Name:  Daniel Chait
                                     Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]




                                     UNITED STATES TURBINE ENGINE CORP.

                                     /s/ JAMES K. NEFF
                                     ------------------------------
                                     Name:  James K. Neff
                                     Title: President

                                     /s/ JAMES K. NEFF
                                     -----------------------------
                                     James K. Neff


                                     /s/ CARMIT P. NEFF
                                     -----------------------------
                                     Carmit P. Neff

                                     /s/ RANDALL P. FIORENZA
                                     -----------------------------
                                     Randall P. Fiorenza